NYMT RESIDENTIAL 2016-RP1, LLC

Issuer

and

U.S. BANK NATIONAL ASSOCIATION
Indenture Trustee
________________________________________________
INDENTURE
Dated April 15, 2016
________________________________________________
ASSET-BACKED NOTES
_________________________

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Exhibit B-4	Form of Rule 144A Transfer Certificate
Exhibit B-5	Form of IAI Transferee Certificate
Exhibit B-6	Form of ERISA Transferee Certificate
Exhibit B-7	Form of Clearing System Certificate
Exhibit B-8	Form of Representation Letter for Transfers of Definitive Notes
Exhibit C-1	Form of Issuer Request for Entering Into Bailee Agreement Agreement
Exhibit C-2	Form of Issuer Request for Entering Into an Escrow Agreement
Exhibit D	Form of Escrow Agreement for Loan Sales by the Taxable REIT Subsidiary
Exhibit E	Form of Issuer Request for Loan Sales by the Taxable REIT Subsidiary

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This Indenture, dated April 15, 2016, is entered into between NYMT Residential 2016-RP1, LLC, a Delaware limited liability company, as issuer (the “Issuer”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).
WITNESSETH THAT:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Asset-Backed Notes, Series 2016-RP1 (together with any additional Notes issued pursuant to Section 8.07 hereof, the “Notes”).
GRANTING CLAUSE
The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in and to, whether now existing or hereafter created, (a) the Participation Certificate, (b) the TRS Membership Certificate of the Taxable REIT Subsidiary, (c) the Collection Account, the Escrow Account, the Reserve Account and the Payment Account and all funds on deposit from time to time in the Collection Account, the Escrow Account, the Reserve Account and the Payment Account, but excluding any investment income from such funds other than the Reserve Account, (d) the Issuer’s rights as assignee of the Depositor under the Mortgage Loan Sale Agreement, (e) the Issuer’s rights under the Servicing Agreement, (f) the Issuer’s rights under the Mortgage Asset Purchase Agreement and (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Indenture Trustee, on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and the Indenture Trustee agrees to perform its duties as Indenture Trustee as required herein. On the Closing Date, the Issuer shall cause to be delivered to the Indenture Trustee, the Participation Certificate and the TRS Membership Certificate together with a membership interest power, endorsed by the Issuer, in blank.
Without limiting the foregoing Grant and Section 3.17 herein, any Mortgage Loan repurchased by the Seller pursuant to Section 5(b) or Section 7(c) of the Mortgage Loan Sale Agreement, any Mortgage Loan sold by the Taxable REIT Subsidiary pursuant to Section 8.05 or Section 8.06 hereof, or any Mortgage Loan liquidated by the Servicer pursuant to Sections 3.01, 3.03 or 3.13 of the Servicing Agreement shall be deemed to be automatically released by the

Participation Agent and the Indenture Trustee shall automatically release such Mortgage Loan from the lien of this Indenture without any action being taken by the Participation Agent or the Indenture Trustee upon payment by the Seller of the related Repurchase Price for such repurchased Mortgage Loan or receipt of proceeds from the sale or other disposition of such Mortgage Loan, as the case may be.

ARTICLE I
DEFINITIONS
Section 1.01    Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.
Section 1.02    Rules of Construction. Unless the context otherwise requires:
(i)    the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(ii)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(iii)    references herein to “Articles,” “Sections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Paragraphs and other subdivisions of this Agreement;
(iv)    reference to a Section without further reference to a Section is a reference to such Section as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(v)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision; and
(vi)    the term “include” or “including” shall mean without limitation by reason of enumeration;
(vii)    “or” is not exclusive; and
(viii)    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
Section 1.03    Interest Calculations. Interest will be calculated on the Notes for each Payment Date (other than the initial Payment Date) on the basis of a 360-day year consisting of twelve 30 day months. With respect to the initial Payment Date, interest will be calculated on the Notes on the basis of the actual number of days in the related Accrual Period based on a 360-day year.

ARTICLE II
ORIGINAL ISSUANCE OF NOTES
Section 2.01    Forms; Denominations.
(a)    The Notes shall be designated as the “NYMT Residential 2016-RP1, LLC, Asset-Backed Notes, Series 2016-RP1.” The Notes shall be in substantially the respective forms attached as exhibits hereto. Any additional Notes issued in connection with a redemption and new issuance pursuant to Sections 8.05 and 8.07 hereof shall be as set forth in an indenture supplemental hereto. Except as otherwise expressly provided herein, the Notes will be issued in fully registered form only and shall be numbered serially for identification.
The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).
The terms of the Notes set forth in Exhibit A-1A through Exhibit A-2C to this Indenture are part of the terms of this Indenture.
(b)    The Class A Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act shall be issued in the form of one or more permanent global notes in fully registered form, substantially in the form of Exhibit A-1A hereto (such global notes, and Class M Notes later issued in the form of permanent global notes in fully registered form, substantially in the form of Exhibit A-2C hereto, a “Rule 144A Global Note”). The Class A Notes shall be deposited with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository. The Class M Notes shall initially be issued as a Definitive Note and registered in physical form pursuant to the direction of the beneficial Holders thereof. At the time that a Required Tax Opinion is issued as set forth in Section 4.02(e) with respect to the Class M Notes, such Notes may be converted to a Rule 144A Global Note and deposited with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository.
(c)    The Class A Notes initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of temporary global notes in fully registered form, substantially in the form of Exhibit A-1B hereto (a “Temporary Regulation S Global Note”), which shall be deposited with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the account of designated agents holding on behalf of Euroclear or Clearstream. Beneficial interests in each Temporary Regulation S Global Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Rule 144A Global Note in accordance with the certification requirements described in Section 4.02. After the Exchange Date, a beneficial interest in a Temporary Regulation S Global Note may be exchanged for a beneficial interest in the corresponding permanent global note, substantially in the form of Exhibit A-1C hereto (a “Permanent Regulation S Global Note”), in accordance with the procedures set forth in Section 4.02. Each Permanent Regulation S Global Note shall be deposited with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository.

Section 2.02    Execution, Authentication and Delivery. The Notes shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time authorized to sign on behalf of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed at the direction of the Issuer by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.
The Indenture Trustee shall upon Issuer Request authenticate and deliver the Notes for original issue in an aggregate initial principal amount equal to the aggregate Initial Note Amount.
Each of the Notes shall be dated the date of its authentication. The Class A Notes shall be issued in minimum Denominations of $100,000 and in integral multiples of $1 in excess thereof; the Class M Notes shall be issued in minimum Denominations of $250,000 and in integral multiples of $1 in excess thereof.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III
COVENANTS
Section 3.01    Payment Account; Reserve Account; Collection of Payments With Respect to the Mortgage Loans.
(a)    On or prior to the Closing Date, the Issuer shall cause the Paying Agent on behalf of the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account. The Payment Account shall be a Securities Account. Amounts on deposit in the Payment Account shall remain uninvested. Except as set forth in Sections 3.18 and 5.04, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to make payments in accordance with Section 3.03 hereof. The Indenture Trustee agrees to give the Issuer immediate notice if the Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with Section 3.03 hereof. The Indenture Trustee shall, subject to the terms of this paragraph, deposit in the Payment Account, on the same day as it is received from the Servicer, the Taxable REIT Subsidiary or the Issuer (or another party on the Issuer’s behalf), each remittance received by the Indenture Trustee. On each Payment Date, the Paying Agent on behalf of the Indenture Trustee shall distribute all amounts on deposit in the Payment Account, net of any permitted withdrawals made pursuant to Section 3.18 to Noteholders in respect of the Notes in the order of priority set forth in Section 3.03 (except as otherwise provided in Section 5.04(b)). All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture, and permitted withdrawals made pursuant to Section 3.18, are for the benefit of the Noteholders.
(b)    [Reserved].
(c)    On or prior to the Closing Date, the Issuer shall cause the Paying Agent on behalf of the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Holders of the Class A Notes, the Reserve Account. The Reserve Account shall be a Securities Account. The Depositor shall remit on the Closing Date an amount equal to $1,775,000 to the Indenture Trustee for deposit to the Reserve Account. Amounts on deposit in the Reserve Account may be invested by the Indenture Trustee at the written direction of the Issuer in Permitted Investments. As of the date of execution of this Indenture, the Issuer hereby directs the Indenture Trustee to invest amounts on deposit in the Reserve Account in U.S. Bank Money Market Deposit Account (CUSIP No. 9AMMF05B2). If no such direction is given, such amounts shall remain uninvested. If such amounts are invested in Permitted Investments, any and all investment earnings from any such Permitted Investments shall be for the benefit of the Reserve Account and the risk of loss of moneys on deposit in the Reserve Account resulting from such investments shall be borne by the Reserve Account. U.S. Bank National Association shall (i) act as Securities Intermediary with respect to the Reserve Account, (ii) treat all items credited to the Reserve Account as Financial Assets, and (iii) treat the Indenture Trustee as sole entitlement holder. Prior to any payments pursuant to Section 3.03(a) hereof, the Indenture Trustee shall calculate the Reserve Account Required

Amount. To the extent funds on deposit in the Reserve Account are less than the Reserve Account Required Amount calculated as set forth in the preceding sentence, the Indenture Trustee shall, after paying Available Funds pursuant to Section 3.03(a)(i) and (ii), deposit such shortfall to the extent of remaining Available Funds into the Reserve Account. The only permitted withdrawals from or application of funds on deposit in, or otherwise standing to the credit of, the Reserve Account shall be as follows:
(i)    prior to the occurrence of a Credit Event, with respect to each Payment Date on which the Note Amount of the Class A Notes is greater than zero, to the extent there are insufficient collections in the Payment Account to pay the amounts in Section 3.03(a)(i) and (ii), the Paying Agent on behalf of the Indenture Trustee shall withdraw the amount of such shortfall from the Reserve Account, if available, and deposit such amount into the Payment Account for payment in accordance with Section 3.03(a)(i) and (ii);
(ii)    prior to the occurrence of a Credit Event, with respect to each Payment Date on which the Note Amount of the Class A Notes is greater than zero, after any payments pursuant to Section 3.03(a) have been made, the Indenture Trustee shall recalculate the Reserve Account Required Amount and if the amount on deposit in the Reserve Account exceeds the Reserve Account Required Amount, the Paying Agent on behalf of the Indenture Trustee shall pay the amount of such excess to the holder of the Issuer Membership Certificate by wire to the following account:
Bank Name: JPMorgan Chase Bank
ABA: 021-000-021
Account Name: NYMT
Account Number: 066633419
(iii)    on the Payment Date on which a Credit Event occurs, the Indenture Trustee shall withdraw the amount on deposit in the Reserve Account and deposit such amount into the Payment Account for payment in accordance with Section 3.03(b); and
(iv)    on the Payment Date on which the Note Amount of the Class A Notes is reduced to zero, any amounts remaining on deposit in the Reserve Account shall be paid to the Depositor by wire to the following account:
Bank Name: JPMorgan Chase Bank
ABA: 021-000-021
Account Name: NYMT
Account Number: 066633419
The Indenture Trustee agrees to give the Issuer immediate notice if the Reserve Account or any funds on deposit therein, or otherwise standing to the credit of the Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Reserve Account other than in accordance with Section 3.03 hereof.

(d)    The Issuer acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right or option to receive individual confirmations of security transactions at no additional cost, as they occur, the Issuer specifically waives the option to receive such confirmation to the extent permitted by law. The Indenture Trustee will furnish the Issuer periodic cash transaction statements that include detail for all investment transactions made by the Indenture Trustee hereunder.
Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.
(e)    To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Indenture Trustee may ask for documentation to verify its formation and existence as a legal entity. The Indenture Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.
Section 3.02    Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America or the District of Columbia, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans, the Participation Certificate, the Transaction Documents and each other instrument or agreement included in the Trust Estate.
Section 3.03    Payment of Principal and Interest.
(a)On each Payment Date, the Indenture Trustee shall determine the amount, if any, to be withdrawn from the Reserve Account pursuant to Section 3.01(d). On each Payment Date prior to the occurrence of a Credit Event, Available Funds for such Payment Date withdrawn by the Indenture Trustee from the Payment Account and amounts withdrawn from the Reserve Account pursuant to Section 3.01(d)(i) shall be paid in the following order of priority (except as otherwise set forth in this Section 3.03) (the “Pre-Credit Event Priority of Payments”):
(i)    to the Class A Notes, to pay the Interest Payment Amount thereon;
(ii)    to the Class A Notes, to pay any Cap Carryover thereon;

(iii)    to the Reserve Account if the amount on deposit therein is less than the Reserve Account Required Amount;
(iv)    to the Class M Notes, to pay the Interest Payment Amount thereon;
(v)    to the Class M Notes, to pay any Cap Carryover thereon;
(vi)    to pay the Note Amount for the Class A Notes, until the Note Amount thereof is reduced to zero;
(vii)    to pay the Note Amount for the Class M Notes, solely from any remaining Available Funds representing Net Loan Sale Proceeds, until the Note Amount thereof is reduced to zero;
(viii)    to the Indenture Trustee, the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and the Custodian, on a pro rata basis, any amounts not reimbursed to such parties as a result of the Annual Cap; and
(ix)    to the holder of the Issuer Membership Certificate, any remaining amounts.
With respect to the Payment Date on which a Credit Event occurs, all amounts in the Reserve Account will be paid as specified in the Post-Credit Event Priority of Payments set forth in Section 3.03(b) below.
(b)    On each Payment Date on and after the occurrence of a Credit Event, the Indenture Trustee shall first withdraw any Available Funds for such Payment Date from the Payment Account, and any amounts remaining in the Reserve Account and shall pay such amounts in the following order of priority (the “Post-Credit Event Priority of Payments”):
(i)    to the Class A Notes, to pay the Interest Payment Amount thereon;
(ii)    to the Class A Notes, to pay any Cap Carryover thereon;
(iii)    to pay the Note Amount for the Class A Notes, until the Note Amount thereof is reduced to zero;
(iv)    to the Class M Notes, to pay the Interest Payment Amount thereon;
(v)    to the Class M Notes, to pay any Cap Carryover thereon;
(vi)    to pay the Note Amount for the Class M Notes until the Note Amount thereof is reduced to zero;
(vii)    to the Indenture Trustee, the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and the Custodian, on a pro rata basis, any amounts not reimbursed to such parties as a result of the Annual Cap; and

(viii)    to the holder of the Issuer Membership Certificate, any remaining amounts.
(c)    No Interest Payment Amount will be payable with respect to any Class of Notes after the Payment Date on which the Note Amount of such Class has been reduced to zero.
(d)    Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents and none of the Indenture Trustee, the Issuer or the Servicer shall have any responsibility therefor.
(e)    Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Holder of record on the related Record Date, by wire transfer to an account specified in writing by such Holder at least five (5) Business Days prior to such Payment Date, and if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be paid to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.
(f)    The Note Amount for each Class of Notes shall be due and payable in full on the Stated Final Maturity Date as provided in the forms of Notes set forth in Exhibit A-1A through Exhibit A-2C to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the related Record Date for the Stated Final Maturity Date or other final Payment Date (including any final Payment Date resulting from any purchase, sale or redemption pursuant to Section 8.05 hereof). Such notice shall to the extent practicable be mailed no later than five (5) Business Days prior to such Stated Final Maturity Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Stated Final Maturity Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Stated Final Maturity Date or any such other final Payment Date.
(g)    The Notes are non-recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate. The Issuer shall not otherwise be liable for payments on the Notes.

Section 3.04    Protection of Trust Estate.
(a)    The Issuer shall from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
(i)    maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
(ii)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
(iii)    enforce any rights with respect to the Trust Estate; or
(iv)    preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.
(b)    Except as otherwise provided in a Transaction Document, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the Closing Date, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.
The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any applicable financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.04 upon the Issuer’s preparation thereof and delivery to the Indenture Trustee.
Section 3.05    Performance of Obligations. The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate.
(a)    The Issuer may retain an administrator and may enter into contracts with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by any Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.
(b)    The Issuer shall not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement or as expressly provided in any Transaction Document.

(c)    The Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions of such Transaction Document.
Section 3.06    Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not, except as expressly permitted by a Transaction Document:
(i)    sell, transfer, exchange or otherwise dispose of the Trust Estate, except with respect to any Mortgage Loans transferred by the Participation Agent (at the direction of the Issuer) to the Taxable REIT Subsidiary as set forth in Section 8.06;
(ii)    claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or Treasury Regulations) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
(iii)    (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby or in the Servicing Agreement, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate;
(iv)    waive or impair, or fail to assert rights under, the Mortgage Loans, any REO Properties or the Participation Certificate, or impair or cause to be impaired its interest in the Mortgage Loans, any REO Properties, the Participation Certificate or the Transaction Documents if any such action would materially and adversely affect the interests of the Noteholders;
(v)    incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;
(vi)    change its name, the jurisdiction of its formation, or the type of entity it is, unless it has first (A) taken all actions, including the making of all filings under the UCC as in effect in all applicable jurisdictions, as are necessary to maintain and continue the first-priority security interest of the Indenture Trustee in the Collateral (to the extent that such filing can create a first priority security interest under the UCC), and (B) delivered to the Indenture Trustee an Opinion of Counsel acceptable to the Indenture Trustee that the Issuer has made all filings under the UCC as in effect in all applicable jurisdictions as are necessary to maintain and continue the first-priority security interest of the Indenture Trustee in the

Collateral (to the extent that such filing can create a first priority security interest under the UCC);
(vii)    take any action or fail to take any action which may cause the Issuer to be subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or
(viii)    take any other action that should reasonably be expected to, or fail to take any action if such failure should reasonably be expected to, cause the Issuer to be subject to entity-level U.S. federal income tax.

Section 3.07    [Reserved].
Section 3.08    Issuer May Consolidate, etc. The Issuer shall not consolidate or merge with or into any other Person or convey or transfer the Trust Estate to any Person (except as expressly provided for by a Transaction Document) without the consent of Holders of a majority Percentage Interest of the Notes in the aggregate and unless:
(i)    the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Trust Estate (the “Successor Person”), shall not be subject to taxation on its net income as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes, shall be a Person organized and existing under the laws of the United States of America or any State and shall have expressly assumed, executed and delivered to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Notes, and the obligation to perform every covenant of this Indenture and each Transaction Document on the part of the Issuer to be performed or observed, all as provided herein and therein;
(ii)    immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;
(iii)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with and satisfies all conditions precedent relating to the transactions set forth in this Section 3.08 and shall not cause any materially adverse U.S. federal income tax consequences to the Issuer or any Noteholder; and
(iv)    the Successor Person shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, at such Successor Person’s expense, each stating that, with respect to a Successor Person that is a corporation, limited liability company, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that immediately after such consolidation or merger, the Issuer will not be subject to taxation on its net income as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplemental hereto and such other agreements as are necessary for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplemental hereto and such other agreements as are necessary for the purpose of assuming such obligations; that the Successor Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture and other agreements are valid, legal and binding obligations of the Successor Person, enforceable in accordance with their terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, (A) the Successor Person has good and marketable title, free and clear of any lien, security interest or charge other than the lien and security interest of this Indenture and any other lien permitted hereby to the Trust Estate and (B) the Indenture Trustee continues to have a perfected first priority security interest in the Trust Estate.
Section 3.09    Successor or Transferee.
(a)    Upon any consolidation or merger, or any conveyance or transfer of the Trust Estate securing the Notes, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein.
(b)    Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.08, the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.
Section 3.10    No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and any related REO Properties and the Participation Certificate and the issuance (and redemption and new issuance of Notes as set forth in Sections 8.05 and 8.07 hereof, if applicable) of the Notes in the manner contemplated by this Indenture and the Transaction Documents and all activities incidental thereto.
Section 3.11    No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.
Section 3.12    Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
Section 3.13    Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
Section 3.14    Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), other than any amounts paid to the holder of the Issuer Membership Certificate under Section 3.03 hereof or any other amounts excluded from Available Funds and payable to the Issuer or the holder of the Issuer Membership Certificate under the Transaction Documents, which, in each case, may be paid to the holder of the Issuer Membership Certificate, whether in cash, property, securities or a combination thereof, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security except in connection with an optional redemption and new issuance under Article VIII hereof or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions and payments to itself, the Indenture Trustee, the Owner Trustee, the Custodian, the Servicer, the Noteholders and the holder of the Issuer Membership Certificate as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Transaction Documents. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account, the Payment Account, the Escrow Account, or the Reserve Account except in accordance with this Indenture and the Transaction Documents.
Section 3.15    Notice of Events of Default. The Issuer shall give the Indenture Trustee prompt written notice of each Event of Default hereunder.
Section 3.16    Further Instruments and Acts. Upon request of the Indenture Trustee or the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 3.17    Certain Representations Regarding the Trust Estate. The Issuer represents to the Indenture Trustee that:
(i)    This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer.
(ii)    The Collateral constitutes “certificated securities,” “deposit accounts,” “instruments” or “general intangibles” or is a Financial Asset credited to a Securities Account, as applicable within the meaning of the applicable UCC; provided that the

Collection Account, Escrow Account, Payment Account and Reserve Account constitute Securities Accounts.
(iii)    The Issuer owns and has good and marketable title to the Collateral pledged by it, free and clear of any lien, claim or encumbrance of any Person.
(iv)    The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law.
(v)    Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral comprising the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.
(vi)    The Collateral is not in the name of any Person other than the Issuer, the Taxable REIT Subsidiary, the Servicer, the Participation Agent or with respect to amounts in the Reserve Account and the Payment Account, the Indenture Trustee. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, has in its possession all original copies of the Mortgage Notes (or lost note affidavits) and the Security Certificates that constitute or evidence the Collateral, including the Participation Certificate. The Mortgage Notes and the Security Certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.
(vii)    The Issuer has received all consents and approvals required by the terms of each item of Collateral to the transfer to the Indenture Trustee of its interest and rights in the Collateral.
Section 3.18    Permitted Withdrawals and Transfers from the Payment Account. The Indenture Trustee will, prior to making any payments on the Notes to the Depositor and to the holder of the Issuer Membership Certificate, make or cause to be made such withdrawals or transfers from the Payment Account for the following purposes, but not in any order of priority:
(i)    to reimburse the Servicer or its designee for any unreimbursed Servicing Advances, expenses, costs and liabilities incurred by and reimbursable to the Servicer pursuant to the Servicing Agreement or to pay the Servicer the Servicing Fee, to the extent that the Servicer has not already reimbursed itself or paid itself for such amounts from the Collection Account;
(ii)    (A) subject to the Annual Cap, to reimburse or pay the Indenture Trustee, the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or the Custodian any

amounts due or any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by or reimbursable to it pursuant to this Indenture or any other Transaction Document or (B) to pay the Indenture Trustee the Indenture Trustee Fee, to pay the Owner Trustee the Owner Trustee Fee, to pay the Custodian the Custodial Fees and to pay the Indenture Trustee, investment income from Permitted Investments of amounts on deposit in the Payment Account, each to the extent such amounts have not already been previously paid or reimbursed to such party;
(iii)    to pay to the holder of the Issuer Membership Certificate and the Depositor any amounts owing to the Issuer Membership Certificate or the Depositor pursuant to Section 3.03. The Indenture Trustee shall pay such amounts in accordance with the wiring instructions set forth in Section 3.01(d)(ii) and Section 3.01(d)(iv), as applicable, hereof unless otherwise notified in writing by the holder of the Issuer Membership Certificate or the Depositor, as applicable; and
(iv)    to remove amounts deposited in error.
In addition, in the case of clauses (i) above such payments shall be made in accordance with the written direction of the Servicer.
ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE
Section 4.01    The Notes. The Class A Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum Denominations of $100,000 and integral multiples of $1 in excess thereof. Initially, registered Holders will hold interests in the Class M Notes in physical form in minimum Denominations of $250,000 and integral multiples of $1 in excess thereof.
The Indenture Trustee may for all purposes (including the making of payments due on the Book-Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to Definitive Notes in exchange for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Other than pursuant to Section 4.08, without the consent of the Issuer and the Indenture Trustee, no Book-Entry Note may be transferred by the Depository except to a successor depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee (in consultation with the Depositor) may appoint a successor depository. If no successor depository has been appointed within thirty (30) days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to Definitive Notes representing the Notes it beneficially owns in the manner prescribed in Section 4.08.
The Notes shall, on original issue, be executed by the Issuer, authenticated by the Note Registrar and delivered by the Note Registrar to or upon the order of the Issuer.
Section 4.02    Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar.
(a)At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed hereunder (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the Indenture Trustee may prescribe, provided that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder as Note Registrar by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee shall immediately succeed to its predecessor’s duties as Note Registrar.
(b)No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. If a Noteholder does not meet the transfer requirements set forth herein, the Issuer shall have the right to require any such Noteholder to sell its interest in the Note it holds.
(c)If a transfer of an Ownership Interest held by the related transferor in the form of a Rule 144A Global Note and also to be held by the related transferee in the form of a Rule 144A Global Note is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 hereto (as to which, in the case of the Book-Entry Notes, the Noteholder and the Noteholder’s prospective transferee will be deemed to have made the representations and agreements contained therein), to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A. If a transfer of an Ownership Interest held by the related transferor in the form of a Rule 144A Global Note and to be held by the related transferee in the form of a Temporary Regulation S Global Note, on or prior to the Exchange Date, or a Permanent Regulation S Global Note, after the Exchange Date, is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-3 hereto (a “Regulation S Transfer Certificate”) (as to which, in the case of the Book-Entry Notes, the Noteholder will be deemed to have made the representations and agreements contained therein), to the effect that such transfer is being made to a non-U.S. Person in accordance with Regulation S under the Securities Act. Notwithstanding the foregoing, no transfer of a Subordinated Note shall be made in reliance on Regulation S of the Securities Act.
(d)If any transfer of an Ownership Interest held by the related transferor in the form of a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as the case may be, is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely upon) (i) in the case of a transfer to a transferee that takes delivery in the form of an Ownership Interest in a Rule 144A Global Note, a certificate from the Noteholder desiring to effect such transfer substantially in the form of Exhibit B-4 hereto (a “Rule 144A Transfer Certificate”) or such other certification reasonably acceptable to the Indenture Trustee; and (ii) in the case of a transferee that takes delivery in the form of an Ownership Interest in a Temporary Regulation S Global Note, on or prior to the Exchange Date, or a Permanent Regulation S Global Note, after the Exchange Date, a Regulation S Transfer Certificate (as to which, in the case of the Book-Entry Notes, the Noteholder’s prospective transferee will be deemed to have made the representations and agreements contained therein) from the Noteholder desiring to effect such transfer or such other certification reasonably acceptable to the Indenture Trustee, in either case to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S of the Securities Act and that, if such transfer occurs on or prior to the Exchange Date, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. An Ownership Interest held by the related transferor in the form of a Temporary Regulation S Global Note may be exchanged, only on or after the Exchange Date, for an Ownership Interest held by the related transferor in the form of a Permanent Regulation S Global Note, upon delivery to the Note Registrar of a certification substantially in the form of Exhibit B-5 hereto (a “Clearing System Certificate”).
(e)If a transfer of a Class M Note held by the related transferor in the form of a Rule 144A Definitive Class M Note is to be held by the related transferee in the form of a Rule 144A Global Class M Note and is to be made without registration under the Securities Act, then the Indenture Trustee shall refuse to register such transfer unless it receives (x) a Required Tax Opinion and (y) a certificate from the transferor Noteholder substantially in the form attached as Exhibit B-1 hereto and a certificate from the prospective transferee substantially in the form attached as Exhibit B-2 hereto], to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A. Any transfer of a Rule 144A Global Class M Note may only be made to a transferee who will hold such Note in the form of a Rule 144A Global Class M Note.

If a transfer of a Class M Note held by the related transferor in the form of a Rule 144A Definitive Class M Note is to be held by the related transferee in the form of a Rule 144A Definitive Class M Note and is to be made without registration under the Securities Act, then the Indenture Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the transferor Noteholder substantially in the form attached as Exhibit B-1 hereto and a certificate from the prospective transferee substantially in the form attached as Exhibit B-2 hereto, to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A.
If a transfer of a Class M Note held by the related transferor in the form of a Rule 144A Definitive Class M Note is to be held by the related transferee in the form of an IAI Class M Note and is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the such transferor’s prospective transferee substantially in the form attached as Exhibit B-5 hereto (an “IAI Transfer Certificate”), to the effect that, among other things, the transfer is being made to an IAI in accordance with Regulation D.
(f)If a transfer of a Class M Note held by the related transferor in the form of an IAI Class M Note is to be held by the related transferee in the form of a Rule 144A Global Class M Note and is to be made without registration under the Securities Act, then the Indenture Trustee shall refuse to register such transfer unless it receives (x) a Required Tax Opinion and (y) a certificate from the transferor Noteholder substantially in the form attached as Exhibit B-1 hereto and a certificate from the prospective transferee substantially in the form attached as Exhibit B-2 hereto, to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A.
If a transfer of a Class M Note held by the related transferor in the form of an IAI Class M Note is to be held by the related transferee in the form of a Rule 144A Definitive Class M Note and is to be made without registration under the Securities Act, then the Indenture Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the transferor substantially in the form attached as Exhibit B-1 hereto and a certificate from the prospective transferee substantially in the form attached as Exhibit B-2 hereto, to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A.
(g)A Person acquiring a Note in the form of a 144A Global Note or any interest therein will, by virtue of its acquisition of such Note or interest therein, be deemed to have made the certification set forth in clause (i) or (ii) below, which certification the Note Registrar may rely upon without further inquiry or investigation, that either:
(i)    Such Person is not, and is not acting on behalf of, or using assets of, (and for so long as it holds such Note or any interest therein will not be, and will not be acting on behalf of, or using assets of) either (A) a Benefit Plan or (B) a governmental, non-U.S. or church plan that is subject to any United States federal, state or local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”); or

(ii)    Such Person is, or is acting on behalf of, or using assets of, a Benefit Plan or a governmental, non-U.S. or church plan subject to Similar Law and represents (or, if applicable, is deemed to represent) that the acquisition, transfer and holding of such Note or any interest therein will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code because its acquisition, transfer and holding of such Note or any interest therein qualifies for relief under the provisions of PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or, in the case of a governmental, non-U.S. or church plan subject to Similar Law, the acquisition, transfer and holding of such Note or any interest therein will not result in a non-exempt violation of Similar Law.
(h)For as long as any Class A Note is outstanding for federal income tax purposes, the Class M Notes or any interest therein may not be sold, transferred to, participated to, or held by, any Person (other than any affiliate of the Issuer that is treated as a disregarded entity of Seller for federal income tax purposes) unless the Issuer first receives a Required Tax Opinion. Any attempted purported transfer in violation of this provision shall be null and void ab initio and shall vest no rights in the purported transferee.
(i)For so long as any Class A Note is outstanding for federal income tax purposes, the Issuer shall not permit or otherwise consent to any Notes or any interest therein being used as collateral for the issuance of any securities or obligations of the Issuer or any other Person (other than with respect to any lender that is an affiliate of the Issuer that is treated as a disregarded entity of Seller for federal income tax purposes) unless the Issuer first receives a Required Tax Opinion.
(j)With respect to any RR Retained Notes sold by the Issuer to an unrelated purchaser after the Closing Date, such sale will not be effective unless (A) the Issuer and the Indenture Trustee receive a Required Tax Opinion with respect to such RR Retained Notes and (B) either (i) such RR Retained Notes have a CUSIP number that is different than that of any other Class A Notes outstanding immediately prior to such sale or (ii) the Issuer and the Indenture Trustee receive an opinion of counsel that, for federal income tax purposes, such RR Retained Notes (1) have the same issue price and issue date as any outstanding Class A Notes that have the same CUSIP number as such RR Retained Notes and (2) are not subject to materially different tax treatment than any outstanding Class A Notes that have the same CUSIP number as such RR Retained Notes.
(k)If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification (which in the case of the Book-Entry Notes, the prospective transferee will be deemed to have represented such certification) to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (g) and any of (c), (d), (e) or (f) of this Section 4.02.
(l)Subject to the preceding provisions of this Section 4.02, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of a like Denomination. As of the Closing Date, the offices of the Note Registrar maintained for such purpose are located at 60 Livingston Avenue, Attention: Bondholder Services, St. Paul, Minnesota 55107.
(m)At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized Denominations of a like aggregate Denomination, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.
(n)Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.
(o)No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(p)All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.
(q)The Note Registrar shall provide to the Issuer, upon reasonable written request, and at the expense of the requesting party, an updated copy of the Note Register. The Issuer shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.
(r)No certifications shall be required of the Depositor in connection with the initial issuance of the Class M Notes or in connection with any transfers of the Notes by the Depositor to any of its Affiliates; provided, that, the Depositor and any Affiliate transferee must provide the Indenture Trustee with a correct, complete and properly executed IRS Form W-9.
Section 4.03    Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in exchange therefor, a new Note of the same Denomination and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuer and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be reasonably required by any of them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and Denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.
Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Note Registrar) in connection therewith.
Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 4.03 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 4.04    Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent thereof may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agent thereof shall be affected by notice to the contrary. Upon any request or inquiry by a Noteholder, the Issuer, the Indenture Trustee and the Note Registrar and any agent thereof shall be entitled to receive a certification in form reasonably satisfactory to the Issuer, the Indenture Trustee, the Note Registrar or such agent, as the case may be, to enable the Issuer, the Indenture Trustee, the Note Registrar or such agent, as applicable, to confirm the status of such entity as a Noteholder.
Section 4.05    Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly cancelled by the Note Registrar. The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Note Registrar.
Section 4.06    Form of Notes. The Class A Notes, upon original issuance, and any Class M Notes to be held as Rule 144A Global Notes, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as certificate custodian for The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Class A Notes shall initially, and any Class M Notes to be held as 144A Global Notes shall, be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Class A Notes and such Class M Notes to be held as Rule 144A Global Notes, unless and until Definitive Notes have been issued to Beneficial Owners pursuant to Section 4.08:
(i)    the provisions of this Section 4.06 shall be in full force and effect;
(ii)    the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole holder of such Notes, and shall have no obligation to the Beneficial Owners of the Notes;
(iii)    to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;
(iv)    the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on such Notes to such Depository Participants; and
(v)    whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified Percentage Interest, the Depository shall be deemed to represent such percentage with respect to such Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes and has delivered such instructions to the Indenture Trustee.
None of the Issuer, the Indenture Trustee or the Note Registrar shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.
The Class M Notes, upon original issuance, will be issued in the form of typewritten Notes representing Definitive Notes.
Section 4.07    Notices to Depository. Whenever a notice or other communication to the Noteholders of the Class A Notes and any Class M Notes held as Rule 144A Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of such Notes to the Depository, and shall have no obligation to deliver the same to the Beneficial Owners thereof.
Section 4.08    Definitive Notes for Book-Entry Notes. If the Depository advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee (in consultation with the Depositor) is unable to locate a qualified successor within thirty (30) days of such notice, then the Indenture Trustee shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Note Registrar shall authenticate Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Notes, the Issuer, the Indenture Trustee and Note Registrar shall recognize the Holders of such Definitive Notes as Noteholders.
In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder’s interest in the Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Indenture Trustee to exchange the Noteholder’s interest in a Note for an equivalent interest in fully registered definitive form. Upon receipt by the Indenture Trustee of instructions from the Depository directing the Note Registrar to effect such exchange (such instructions to contain information regarding the Denomination being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Indenture Trustee), (i) the Indenture Trustee shall instruct the Depository to reduce the related Depository Participant’s account by the Denomination of the Definitive Note, (ii) the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder’s interest in such Notes and (iii) the Issuer shall execute and the Indenture Trustee shall authenticate a new Book-Entry Note reflecting the reduction in the Denomination of such Note by the amount of the Definitive Notes issued in connection therewith.
Section 4.09    Tax Treatment. The Issuer has entered into this Indenture, and the Class A Notes (other than the RR Retained Notes) will be issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, such Class A Notes will qualify as indebtedness at any time at which such Class A Notes are treated as issued and outstanding for U.S. federal income tax purposes. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Class A Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat such Class A Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness at any time at which such Class A Notes are treated as issued and outstanding for U.S. federal income tax purposes and not to take any action inconsistent with such treatment unless otherwise required by applicable law in a proceeding of final determination.
Each Noteholder (other than any Affiliate of the Issuer that is treated as a disregarded entity of the Seller for federal income tax purposes) of a Note shall timely furnish the Issuer and the Indenture Trustee or their agents any U.S. federal income tax form or certification (including, without limitation, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (with appropriate attachments), IRS Form W-9 or IRS Form W-8ECI or any successors to such IRS forms) prior to the initial Payment Date and at such time or times as required by law or that the Issuer, the Indenture Trustee or their respective agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. Upon request, each Noteholder of a Note shall also furnish the Issuer and the Indenture Trustee or their agents any other documentation that is required under the Code (including without limitation Sections 1471 through 1474 of the Code) to enable them to determine their duties and responsibilities with respect to any taxes they may be required to withhold pursuant to the Code or the Treasury Regulations.
Section 4.10    Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.02, 3.03, 3.04, 3.05, 3.07, 3.08, 3.16, 3.17, 4.11 and 10.14, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee, payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, shall release and deliver, the Collateral to or upon the order of the Issuer, including, without limitation, causing the re-registration of the Participation Certificate at the direction of the Issuer, when
(A)    either
(1)    all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Indenture Trustee and thereafter discharged from such trust, as provided in Section 4.11) have been delivered to the Indenture Trustee for cancellation and the Issuer has elected not to issue new Notes pursuant to Section 8.07 hereof; or
(2)    all Notes not theretofore delivered to the Indenture Trustee for cancellation

a.	have become due and payable,

b.	will become due and payable at the Stated Final Maturity Date within one (1) year, or

c.	have been called for early redemption pursuant to Section 8.05 hereof, and, in the case of a or b above, the Indenture Trustee has on deposit in the Payment Account or the Reserve Account (or any combination thereof) or the Issuer has deposited with the Indenture Trustee an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Stated Final Maturity Date or other final Payment Date, or, in the case of c above, the Issuer shall have complied with all requirements of Section 8.05 hereof and in the case of a, b or c above, the Issuer has elected not to issue new Notes pursuant to Section 8.07 hereof,

(B)	the Issuer has paid or caused to be paid all other sums payable hereunder; and

(C)
the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.11    Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any paying agent as designee of the Issuer, as the Indenture Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.
Section 4.12    Repayment of Monies Held by Indenture Trustee. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such monies.
Section 4.13    Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon the Issuer’s written direction, the Note Registrar may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any Denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Note Registrar, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Note Registrar shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized Denominations and of like tenor and aggregate Denomination. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.14    No Gross Up. Neither the Issuer nor the Indenture Trustee shall be obligated to pay any additional amounts to the Noteholders or Note Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE V
DEFAULT AND REMEDIES
Section 5.01    Events of Default. The Issuer shall deliver to the Indenture Trustee within five (5) calendar days after learning of any occurrence which is or with notice or lapse of time or both would become an Event of Default, written notice in the form of an Officer’s Certificate, indicating the status of such occurrence and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of such entity has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.
Section 5.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the written direction of the Holders of the Notes holding more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes) shall declare the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid Note Amount for each Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes holding more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes), by written notice to the Issuer and the Indenture Trustee, may, subject to Section 5.11, waive the related Event of Default and rescind and annul such declaration and its consequences. No such rescission shall affect any subsequent default or impair any right consequent thereto.
Section 5.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)    If an Event of Default shall have occurred and is continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.14 hereof, may in its discretion, and shall at the direction and expense of Holders of more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes), subject to Sections 5.04 and 5.05 hereof, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings and to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
(b)    In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under

Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority Percentage Interest of the Notes in the aggregate (other than with respect to enforcement of its own rights, for which no such direction shall be necessary), irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;
(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and
(iv)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligent action, negligent failure to act, bad faith or willful misconduct on the part of the Indenture Trustee or any such predecessor Indenture Trustee.
(c)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(d)    All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.
(e)    In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
Section 5.04    Remedies; Priorities.
(a)    If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.14 hereof, may, and at the written direction of the Holders of more than 66 2/3% Percentage Interest of the Class A Notes, shall do one or more of the following (subject to Section 5.05 hereof):
(i)    institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
(ii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
(iii)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and
(iv)    subject to Section 5.14 hereof, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default without obtaining the consent of the Holders of 100% Percentage Interest of the Class A Notes, unless the proceeds of such sale are sufficient to retire the Class A Notes in full.

(b)    If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee shall pay out the money or property first, in the following order of priority, to the Indenture Trustee, the Owner Trustee, the Custodian, the Servicer, the Certificate Paying Agent and the Certificate Registrar any amount due and not previously paid pursuant to this Indenture or the other Transaction Documents, which payments shall not be subject to the Annual Cap, and second, in the order of priority set forth in Section 3.03(b).
The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least fifteen (15) days before such record date, the Indenture Trustee shall send to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.
Section 5.05    Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.14 hereof:
(i)    such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)    the Holders of not less than 25% Percentage Interest of the Notes in the aggregate have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder, on behalf of the Noteholders;
(iii)    such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)    the Indenture Trustee, for sixty (60) days after its receipt of such notice of request and offer of indemnity, has failed to institute any such Proceedings; and
(v)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by Holders representing more than 50% Percentage Interest of the Notes in the aggregate.
It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
Subject to the last paragraph of Section 5.10 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority Percentage Interest of the Notes in the aggregate, the Indenture Trustee shall take such action as requested by the Holders representing the greatest

Percentage Interest of the Notes in the aggregate, notwithstanding any other provisions of this Indenture.
Section 5.06    Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 5.07    Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 5.08    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.09    Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 5.10    Control By Noteholders. The Holders of more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes), shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes under this Article V or exercising any trust or power conferred on the Indenture Trustee under this Article V; provided, that:
(i)    such direction shall not be in conflict with any rule of law or with this Indenture;
(ii)    any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be subject to the express terms of Section 5.04(a) and Section 5.14;

(iii)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes); and
(iv)    such direction shall not apply to any defense, remedy, redress or claim the Indenture Trustee may have or may pursue or defend related to the Indenture Trustee’s rights, indemnities, immunities, performance, compensation or reimbursement for expenses, disbursements or advances.
Notwithstanding the rights of Noteholders set forth in this Section 5.10 the Indenture Trustee shall not be required to take any action that it determines might involve it in liability.
Section 5.11    Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes), may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.
Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.
Section 5.12    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% Percentage Interest of the Notes in the aggregate, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.
Section 5.13    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and

the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.14    Sale of Trust Estate. The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.10(ii) hereof and this Section 5.14. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or otherwise disposed of or all amounts payable on the Notes and under this Indenture shall have been paid. In effecting such Sale, the Indenture Trustee shall publish a notice in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, stating that the Indenture Trustee intends to effect such a Sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids from at least three (3) of the largest dealers in whole mortgage loans (determined by the Indenture Trustee in its sole discretion). Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder. Five (5) Business Days prior to any such Sale, the Indenture Trustee shall notify the holder of the Issuer Membership Certificate in writing of the sales price therefor and the holder of the Issuer Membership Certificate, or one or more Affiliates designated by the holder of the Issuer Membership Certificate, will have the right to match such price (and may use the Note Amount of any Notes held by the holder of the Issuer Membership Certificate as credit for any bid it may make) by notifying the Indenture Trustee in writing at least two (2) Business Days prior to the scheduled date of such sale. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.
The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of Section 5.04(a). The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer, the Participation Agent or the Taxable REIT Subsidiary and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer, the Participation Agent and the Taxable REIT Subsidiary to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale.
Section 5.15    Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied by the Indenture Trustee in accordance with Section 5.04(b) hereof.
Section 5.16    Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 hereof following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, and at the written direction of Noteholders holding more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes), shall, elect to maintain possession of the Trust Estate (subject to the terms of this Indenture, including Article VIII). It is the intent of the parties hereto and the related Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes (although the parties hereto understand that there exists the possibility of a shortfall in collections on the Mortgage Loans), and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

ARTICLE VI
THE INDENTURE TRUSTEE
Section 6.01    Duties of Indenture Trustee. If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(a)    Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice:
(i)    the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Transaction Documents against the Indenture Trustee; and
(ii)    in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the other Transaction Documents; however, the Indenture Trustee shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.
(b)    The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 6.01;
(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with direction received by it from Noteholders, or from the Issuer pursuant to the Transaction Documents.
(c)    the Indenture Trustee shall not be liable for interest on any money received by it except as set forth in the Transaction Documents and as the Indenture Trustee may agree in writing with the Issuer.
(d)    Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture.
(e)    No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(f)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and Section 6.02.
Section 6.02    Rights of Indenture Trustee.
(a)     The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not to investigate any fact or matter stated in any document.
(b)    Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel from the Issuer. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel. Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the Person requesting the Indenture Trustee to act or refrain from acting or otherwise may be an expense of the Trust Estate.
(c)    The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(d)    The Indenture Trustee may consult with counsel, accountants or experts and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture, the other Transaction Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of Counsel of such counsel, accountant or experts.
(e)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.
(f)    The Indenture Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the compensation hereunder or (ii) out of Available Funds.
(g)    Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.
(i)    Except for those actions that the Indenture Trustee is required to take hereunder without written direction, the Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.
(j)    The Indenture Trustee shall not be under any obligation to (i) exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, (ii) institute, conduct, defend or otherwise participate in any litigation or other legal proceeding hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, or (iii) undertake an investigation of any party to any Transaction Document, unless, in each case, such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.
(k)    The Indenture Trustee shall not be bound to make any investigation into (i) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, or (ii) the performance by any party to any Transaction Document of its obligations or the exercise of its rights, unless, in each case, requested in writing to do so by Holders of Notes representing not less than 25% Percentage Interest of the Notes in the aggregate, and provided that the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture. The Indenture Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.
(l)    Should the Indenture Trustee deem the nature of any action required on its part to be unclear, the Indenture Trustee may require prior to such action that it be provided by the Issuer or Holders of Notes representing not less than 51% Percentage Interest of the Notes, with reasonable further instructions, upon which instructions the Indenture Trustee may conclusively rely.
(m)    The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(n)    The Indenture Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to the Mortgage Loan Sale Agreement or the eligibility of any Mortgage Loan for purposes of this Indenture.
(o)    The Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default or any breach of a Transaction Document unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes generally, the Issuer, the Trust Estate or this Indenture.
(p)    The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, unforeseeable loss or failures of mechanical, electronic or communication systems. The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 6.03    Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 hereof.
Section 6.04    Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and neither makes any representation as to the validity or adequacy of this Indenture, the Notes or any other Transaction Document, neither party shall be accountable for the Issuer’s use of the proceeds from the Notes, and neither party shall be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Note Registrar’s certificate of authentication.
Section 6.05    Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after a Responsible Officer of the Indenture Trustee has actual knowledge thereof or written notice of such Event of Default is received by a Responsible Officer of the Indenture Trustee and such notice references the Notes, the Trust Estate or this Indenture, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the best interests of Noteholders.
Section 6.06    Reports to Holders and Tax Administration. The Indenture Trustee shall prepare or cause to be prepared, file with the Internal Revenue Service and deliver to each Noteholder such information and reports as may be required by the Code, Treasury Regulations and any applicable state or local law and such other customary information as the Indenture Trustee may determine and/or be required by the Internal Revenue Service or by a U.S. federal or state law or rules or regulations to enable such holder to prepare its federal and state income tax returns.
Section 6.07    Indemnification and Compensation. The Indenture Trustee shall be entitled to the Indenture Trustee Fee. In addition, subject to the Annual Cap (other than any costs and expenses of the Indenture Trustee relating to a servicing transfer under the Servicing Agreement, which will not be subject to the Annual Cap) the Indenture Trustee shall be entitled to recover from the Payment Account pursuant to Section 3.18 of this Indenture or pursuant to Section 3.03(a)(viii) and Section 3.03(b)(vii) of this Indenture all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee in connection with any breach of this Agreement or any Transaction Document or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee in the administration of its duties or the exercise of its rights hereunder (including the reasonable compensation, expenses and disbursements of its counsel and agents) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, subject to the Annual Cap, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in the administration of this Agreement (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Transaction Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein (including any costs and expenses incurred in connection with any action or suit brought by the Indenture Trustee to enforce any of the Issuer’s indemnification obligations pursuant to this Section 6.07).
With respect to any third party claim: (i) the Indenture Trustee shall give the Issuer written notice thereof promptly after the Indenture Trustee has actual knowledge thereof; (ii) the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and (iii) notwithstanding anything to the contrary herein, the Indenture Trustee will not be entitled to reimbursement out of the Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior written consent of the Issuer, which consent will not be unreasonably withheld or if the Issuer is no longer in existence, without the prior written consent of the Holders of the Notes holding more than 66 2/3% Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, 66 2/3% Percentage Interest of the Class M Notes).
The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of clause (v) or (vi) of the definition of “Event of Default” with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any similar provision of any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08    Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee, pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer with 30 days prior written notice. Holders of a majority Percentage Interest of the Class A Notes (or, if the Note Amount of the Class A Notes has been reduced to zero, Holders of a majority Percentage Interest of the Class M Notes) may remove the Indenture Trustee by so notifying the Indenture Trustee without cause with 30 days prior written notice and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee for cause if:
(i)    the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;
(ii)    the Indenture Trustee is adjudged a bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(iv)    the Indenture Trustee otherwise becomes incapable of acting.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.
Each successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee, shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority Percentage Interest of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
Section 6.09    Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Issuer and the Noteholders with prompt written notice after such merger, conversion or transfer.

Section 6.10    Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)    (i) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.
(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)    no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)    Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 6.11    Eligibility; Disqualification. The Indenture Trustee hereunder shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $50,000,000, and subject to supervision or examination by federal or state authority, the long term debt of which is rated not lower than “A” by any Rating Agency. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published.
Section 6.12    Representations and Warranties. The Indenture Trustee hereby represents that:
(i)    It is duly organized and validly existing as a national banking association under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;
(ii)    It has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by it by all necessary corporate action;
(iii)    The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its articles of association or bylaws or any agreement or other instrument to which it is a party or by which it is bound; and
(iv)    To its knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Indenture.
Section 6.13    Directions to Indenture Trustee.
(a)    The Indenture Trustee is hereby directed to:

(i)    take all actions as shall be required to be taken by the Indenture Trustee pursuant to the terms of this Indenture and the other Transaction Documents;
(ii)    accept the pledge of the Participation Certificate (and exercise any rights attendant thereto) and the other Collateral and hold the Trust Estate in trust for the Noteholders (including holding the Participation Certificate in its possession in trust for the Noteholders) and accept any additional collateral in connection with a redemption and new issuance of Notes pursuant to Sections 8.05 and 8.07;
(iii)    in connection with any sale or repurchase of a Mortgage Loan, cooperate with the Issuer, the Servicer, the Seller, the Taxable REIT Subsidiary and the Participation Agent, as the case may be, in releasing the lien of this Indenture by executing any necessary documents as directed by the Issuer;
(iv)    in connection with a redemption and new issuance of Notes pursuant to Sections 8.05 and 8.07, cooperate with the Issuer to issue one or more classes of Notes by executing a supplement to this Indenture setting forth the terms of the new issuance;
(v)    authenticate and deliver the Notes substantially in the forms prescribed by Exhibits A-1A through A-2C to this Indenture in accordance with the terms of this Indenture;
(vi)    take all actions as shall be required to be taken by the Indenture Trustee pursuant to the terms of this Indenture and the other Transaction Documents; and
(vii)    in connection with a redemption and new issuance of Notes pursuant to Sections 8.05 and 8.07, cooperate with the Issuer to issue one or more classes of Notes by executing a supplement to this Indenture setting forth the terms of the new issuance.
ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
Section 7.01    Indenture Trustee To Furnish Issuer, Names and Addresses of Noteholders. The Indenture Trustee will furnish or cause to be furnished to the Issuer (only upon the request of the Issuer) (a) not more than five (5) days after each Record Date, a list, in such form as the Issuer may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Issuer may request in writing, within thirty (30) days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished.
Section 7.02    Preservation of Information; Communications to Noteholders.
(a)    The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)    Noteholders, at their own expense and subject to such reasonable procedures as the Indenture Trustee may require, may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.
Section 7.03    Financial Information. For so long as any Note bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act and is exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Indenture Trustee to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.
Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
Section 7.04    Statements to Noteholders.
(a)    With respect to each Payment Date and based solely on information provided to it by the Seller (if applicable), the Servicer and the Issuer, the Indenture Trustee shall prepare and make available via the Indenture Trustee’s website, initially located at usbank.com/abs, to each Noteholder, the Issuer, the Indenture Trustee and the Depositor a statement setting forth the following information for such Payment Date as to the Notes, to the extent applicable:
(i)    the amount of Available Funds;
(ii)    each Available Funds Cap;
(iii)    the Interest Payment Amount for each Class of Notes;
(iv)    the Cap Carryover for each Class of Notes, if any;
(v)    the Note Rate for each Class of Notes;
(vi)    the Note Amount for each Class of Notes after the payment of Available Funds;
(vii)    the amount of Servicing Advances made and reimbursed during the related Collection Period and the amount of Servicing Advances outstanding at the end of the related Collection Period;
(viii)    information regarding delinquencies (using the MBA methodology), foreclosures and bankruptcies during the related Collection Period and since the Cut-off Date, by number of Mortgage Loan and Unpaid Principal Balance;

(ix)    information regarding the number of REO Properties and the aggregate Unpaid Principal Balance of the Mortgage Loans as to which such REO Properties were created, during the related Collection Period, and since the Cut-off Date;
(x)    the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;
(xi)    the number and aggregate Unpaid Principal Balance of Mortgage Loans or REO Properties repurchased during the related Collection Period and cumulatively since the Cut-off Date by the Seller;
(xii)    the number and aggregate Unpaid Principal Balance of Mortgage Loans sold by the Taxable REIT Subsidiary and the related Net Loan Sale Proceeds, both during the related Collection Period and cumulatively since the Cut-off Date;
(xiii)    with respect to Mortgage Loans that were subject to a modification during the related Collection Period: (A) the Mortgage Loan identifying number; (B) the Unpaid Principal Balance prior to and after modification; (C) the monthly payment prior to and after modification; (D) the Mortgage Interest Rate prior to and after modification; and (E) the maturity date prior to and after modification;
(xiv)    the amounts and applicable transaction party indemnification payments and transaction expenses paid from the Trust Estate during the related Collection Period;
(xv)     the amount remaining in the Reserve Account after all payments on such Payment Date and the Reserve Account Required Amount recalculated after all payments on such Payment Date;
(xvi)    the amount, if any, remitted to the holder of the Issuer Membership Certificate from the Reserve Account on such Payment Date;
(xvii)    the Initial Debt Enhancement Percentage and the Debt Enhancement Percentage; and
(xviii)    the amount, if any, remitted to the holder of the Issuer Membership Certificate on such Payment Date.
Solely with respect to the first Payment Date, if the percentage of any Class of Notes or the Issuer Membership Certificate retained by the Seller or a majority owned affiliate of the Seller on the Closing Date is materially different than the Required Credit Risk, a statement from the Seller setting forth the percentage retained by the Seller or a majority owned affiliate of the Seller for each Class of Notes and the Issuer Membership Certificate, as applicable.
Items (iii) and (vi) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (vi) with respect to the Notes for such calendar year.
The Indenture Trustee may conclusively rely upon the information provided by the Servicer to the Indenture Trustee in accordance with Section 3.15 of the Servicing Agreement in its preparation of monthly statements to Noteholders.
The Indenture Trustee will make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month via the Indenture Trustee’s website to Noteholders that provide appropriate certification in the form furnished by the Indenture Trustee (which form may be furnished and submitted electronically via the Indenture Trustee’s internet website), to any designee of the Issuer, and to the Issuer and the Depositor. The Indenture Trustee’s website shall initially be located at “www.usbank.com/abs.” Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (800) 934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee’s customer service desk and requesting a copy. The Indenture Trustee shall have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. In addition, the Indenture Trustee shall make the monthly statements provided for in this section available to Intex Solutions, Inc. in electronic or such other format and media mutually agreed upon by the Indenture Trustee and Intex Solutions, Inc.
The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).
ARTICLE VIII
ACCOUNTS; DISBURSEMENTS AND RELEASES
Section 8.01    Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02    Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Issuer and the Indenture Trustee of all amounts required to be distributed pursuant to Article III, subject to Section 8.07 hereof; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
Section 8.03    Release of Trust Estate. Subject to the payment of its fees and expenses and Section 8.07 hereof, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.
(a)    The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.
(b)    The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.03 only upon receipt of a request from the Issuer.
Section 8.04    Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Note Registrar promptly, prior to such Noteholder’s receipt of the final payment thereon.
Section 8.05    Optional Redemption.
(a)    Beginning one year following the Closing Date, the Issuer shall have the option to redeem all of the Notes on any date (the “Redemption Date”). The aggregate redemption price for the Notes (the “Redemption Price”) will be equal to 100% of the aggregate Note Amount as of the Payment Date immediately prior to the Redemption Date, together with any accrued and unpaid interest due on the Notes (including any Cap Carryover) through the Redemption Date, plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee, the Owner Trustee, the Custodian and the Servicer (including any unreimbursed Servicing Advances), pursuant to any Transaction Document (which amounts shall be specified in writing upon request of the Issuer). The Issuer may credit any amounts on deposit in the Collection Account, the Reserve Account or the Payment Account against the Redemption Price. In connection with the exercise of such redemption, the Issuer may (without the consent of any Noteholder) issue one or more new classes of Notes through the execution of a supplement to this Indenture.
(b)    In order to exercise the option set forth in Section 8.05(a), the Issuer shall provide written notice of its exercise of such option to the Indenture Trustee at least five (5) days prior to its exercise. Following receipt of such notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes on the Redemption Date. Such notice shall to the extent practicable be mailed no later than two (2) Business Days prior to such Redemption Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Redemption Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment; provided, however, the Issuer shall have the right to rescind its notice to the Indenture Trustee at any time so long as the Indenture Trustee has not provided such notice to the Noteholders. No interest shall accrue on the Notes on or after the Redemption Date, the Stated Final Maturity Date or any such other final Payment Date. In addition, the Issuer shall, not less than one (1) Business Day prior to the Redemption Date on which such redemption is to be made (other than in connection with a new issuance of Notes under Section 8.07, which may occur simultaneously with the redemption), deposit the Redemption Price with the Indenture Trustee, who shall deposit such amount into the Payment Account. Subject to Section 8.07, on such Redemption Date following receipt of the Redemption Price, the Indenture Trustee shall apply such amount to make final payments of principal and interest on the Notes in accordance with Section 3.03 hereof and payment to the Indenture Trustee, the Custodian and the Servicer all amounts owing to such parties under the Transaction Documents, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof.
(c)    Notwithstanding anything to the contrary contained in this Indenture, the Collection Account shall not be closed less than thirty (30) days after the receipt by the Indenture Trustee of the notice of redemption of the Notes pursuant to Section 8.05(b).
Section 8.06    Loan Sales.
(a)    Notwithstanding anything in this Indenture to the contrary, at all times prior to the satisfaction and discharge of this Indenture, the Issuer shall have the right to direct the Participation Agent to release Mortgage Loans from the Participation Agreement and contribute such Mortgage Loans to the Taxable REIT Subsidiary for sale to unaffiliated third parties in arm’s length transactions at any time without restriction so long as for a period of one year following the Closing Date, the aggregate Net Loan Sale Proceeds do not exceed $88,750,000 (the “Loan Sale Conditions”); provided, however, beginning with the second Payment Date, if the Debt Enhancement Percentage as of the most recent Payment Date is less than two-thirds of the Initial Debt Enhancement Percentage and such sale would cause a further reduction in the Debt Enhancement Percentage (calculated assuming the entire sale price, less any unreimbursed Servicing Advances, is applied to reduce the aggregate Note Amount of the Class A Notes), the proposed sale will be prohibited unless the consent of the Holders of the Class A Notes has been obtained. The Issuer may sell such Mortgage Loans to an Affiliate in an interim step as part of the ultimate sale to an unaffiliated third party. Additionally, the Issuer may not direct the Participation Agent to release any Mortgage Loans from the Participation Agreement and contribute such Mortgage Loans to the Taxable REIT Subsidiary for sale on or after the date on which the Indenture Trustee publishes notice of a Sale pursuant to Section 5.14.
(b)    In connection with any sale of a pool of Mortgage Loans which satisfies the conditions set forth in Section 8.06(a), the Issuer shall be permitted to direct the Participation Agent to release from the Participation Agreement and contribute such pool of Mortgage Loans to the Taxable REIT Subsidiary as part of the ultimate sale to an unaffiliated third party.
(c)    At any time prior to the satisfaction and discharge of this Indenture, in connection with the Issuer’s right to direct the Participation Agent to release from the Participation Agreement and contribute a pool of Mortgage Loans to the Taxable REIT Subsidiary in order to effect a sale of such Mortgage Loans, the Issuer may, but shall not be required to:
(i)    direct the Indenture Trustee, the Custodian, the Taxable REIT Subsidiary, the Participation Agent and the Servicer to enter into a Bailee Agreement with the Loan Purchaser with respect to any Mortgage Loans proposed to be sold, by sending an Issuer Request substantially in the form of Exhibit C-1 attached hereto, to such parties which will include a preliminary list of the Mortgage Loans subject to such proposed sale (such request, a “Preliminary Loan Sale Request”). The Indenture Trustee hereby agrees to promptly enter into such Bailee Agreements as requested by the Issuer; provided, however, the Indenture Trustee shall not be required to agree to any material changes to the form of Bailee Agreement if the Indenture Trustee reasonably determines that such change would be materially adverse to it; and
(ii)    direct the Indenture Trustee to enter into an Escrow Agreement to serve as Escrow Agent with the Loan Purchaser with respect to any Mortgage Loans proposed to be sold, substantially in the form attached hereto as Exhibit D, by sending an Issuer Request substantially in the form of Exhibit C-2 attached hereto, to the Indenture Trustee. The Indenture Trustee hereby agrees to enter into such Escrow Agreements as requested by the Issuer; provided, however, the Indenture Trustee shall not be required to agree to any material changes to the form of Escrow Agreement attached hereto as Exhibit D if the Indenture Trustee reasonably determines that such change would be materially adverse to it.
(d)    One (1) Business Day prior to the date on which the Taxable REIT Subsidiary proposes to finalize any loan sale, the Issuer shall send an Issuer Request to the Indenture Trustee, Participation Agent, Taxable REIT Subsidiary, Servicer and Custodian, substantially in the form attached hereto as Exhibit E, which shall include (I) a list of the Mortgage Loans subject to such sale, (II) the amount to be paid by the Loan Purchaser to the Taxable REIT Subsidiary for such Mortgage Loans and distributed by the Taxable REIT Subsidiary to the Issuer for deposit into the Payment Account, (III) the Net Loan Sale Proceeds for such Mortgage Loans, (IV) the aggregate Net Loan Sale Proceeds for all loan sales, after giving effect to such sale and (V) a certification by a duly authorized officer of the Issuer certifying that the Loan Sale Conditions have been satisfied (such Issuer Request, a “Final Loan Sale Confirmation”). Within one (1) Business Day of receipt of the Final Loan Sale Confirmation, the Indenture Trustee shall acknowledge that all Loan Sale Conditions have been satisfied by executing the acknowledgement to the Final Loan Sale Confirmation (such executed Final Loan Sale Confirmation, the “Trade Confirmation”) and delivering such Trade Confirmation to the Issuer, the Participation Agent, the Taxable REIT Subsidiary, the Servicer and the Custodian.
(e)    Upon receipt of the purchase price for a pool of Mortgage Loans sold by the Taxable REIT Subsidiary pursuant to this Section 8.06, the Taxable REIT Subsidiary shall distribute such amount to the Issuer who shall deposit such amount in the Payment Account and (i) the Mortgage Loans set forth in such Trade Confirmation will be automatically released by the Taxable REIT Subsidiary, (ii) the lien on the portion of the Collateral related to such Mortgage Loans will be automatically released by the Indenture Trustee, (iii) the lien on the portion of the Collateral related to such Mortgage Loans will be automatically released by the Participation Agent, (iv) upon delivery by the Indenture Trustee of a request for release in the form attached to the Bailee Agreement (or if no Bailee Agreement is used, such other request for release reasonably acceptable to the Indenture Trustee and the Custodian), the Custodian will release the Mortgage Loan Files subject to the Bailee Agreement to the related Loan Purchaser and (v) the Mortgage Loans included in such Mortgage Loans shall no longer be serviced pursuant to the Servicing Agreement. Each Noteholder, by its acceptance of a Note, hereby consents to the release of the lien of the Indenture on the portion of the Collateral related to such Mortgage Loans upon the deposit of the amounts described in the prior sentence.
(f)    The Indenture Trustee hereby agrees to reasonably cooperate with the Issuer and take such actions as are reasonably requested by the Issuer.
Any documents provided pursuant to this Section 8.06 may be sent by electronic mail, provided such transmission is promptly followed by a telephone call by the sender to the recipient.
Section 8.07    New Issuance of Notes. The Issuer may direct the Indenture Trustee, on behalf of the Issuer, to issue new Notes in connection with a simultaneous redemption of all Outstanding Notes on the Redemption Date as set forth in Section 8.05(a) hereof. On or before the issuance date of such new Notes, the Issuer and Indenture Trustee shall execute and deliver an indenture supplement or amended and restated indenture, in form and substance reasonably satisfactory to the Issuer and Indenture Trustee, which shall incorporate the principal terms with respect to such new Notes and may modify or amend the terms of this Indenture. No Opinion of Counsel shall be required in connection with such indenture supplement or amended and restated indenture. In connection with the issuance of the new Notes, the proceeds from the sale of the new issuance of Notes will be used, in whole or in part, to pay the Redemption Price.
(a)    The new Notes shall be executed, authenticated and delivered in accordance with Section 2.02 hereof.
Section 8.08    Unclaimed Funds. Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years following the final Payment Date on the Notes shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
ARTICLE IX
SUPPLEMENTAL INDENTURES; AMENDMENTS
Section 9.01    Supplemental Indentures Without Consent of Noteholders.
(a)    Without the consent of the Holders of any Notes, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto, or to the Notes, in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)    to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;
(ii)    to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;
(iii)    to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;
(iv)    to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
(v)    to (a) correct a typographical error or (b) cure any ambiguity or mistake or to correct or supplement any provision herein or in any supplemental indenture;
(vi)    to prevent the Issuer or any Noteholder from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being subject to taxation on its net income;
(vii)    to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes as evidenced by an Opinion of Counsel to such effect; or

(viii)    to evidence and provide for the acceptance of the appointment hereunder of a successor trustee or paying agent or similar role with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof;
provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel not at the expense of the Indenture Trustee as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder (ii) all conditions precedent to the effectiveness of such indenture supplement have been satisfied and (iii) entering into such indenture supplement will not (A) result in a “significant modification” within the meaning of Treasury Regulation Section 1.1001-3 of the Class A Notes or adversely affect the status of the Class A Notes as debt, each for U.S. federal income tax purposes or (B) cause the Issuer, other than with respect to the Taxable REIT Subsidiary, to be subject to taxation as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Code that is taxable as a corporation or a taxable mortgage pool within the meaning of Section 7701(i) of the Code that is taxable as a corporation, each for U.S. federal income tax purposes.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)    In addition, in connection with an optional redemption and a new issuance under Article VIII hereof, the Issuer and the Indenture Trustee may amend this Indenture and each of the other Transaction Documents without obtaining the consent of Noteholders or any other person in order to make any changes necessary or desirable in connection with the issuance of one or more Classes of Notes.
Section 9.02    Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee may and, with the consent of Holders of not less than a majority Percentage Interest of the Notes in the aggregate (or, with respect to an action to modify the Note Rate of the Class M Notes, Holders of a 100% Percentage Interest of each Class of Notes affected thereby) by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note materially and adversely affected thereby:
(i)    change the date of payment of any installment of principal of or interest on any Note, or reduce or increase the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the Stated Final Maturity Date;
(ii)    reduce the Percentage Interest for consent required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)    reduce the Percentage Interest required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;
(iv)    modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;
(v)    modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or
(vi)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;
and provided, further, that such action will not for federal income tax purposes, as evidenced by an opinion of Alston & Bird LLP or another nationally recognized tax counsel experienced in such matters not at the expense of the Indenture Trustee, (i) cause the Issuer, other than with respect to the Taxable REIT Subsidiary, to be subject to taxation as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Code that is taxable as a corporation, or a taxable mortgage pool within the meaning of Section 7701(i) of the Code that is taxable as a corporation and (ii) all conditions precedent to the effectiveness of such supplement have been satisfied. Holders of a 100% Percentage Interest of the Notes may waive any tax opinion requirement.
Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel to such effect (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.
It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.03    Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 9.04    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. No supplemental indenture or amendment to this Indenture that affects the rights, duties, liabilities or indemnities of the Owner Trustee shall be effective without the written consent of the Owner Trustee.
Section 9.05    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Issuer shall, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Note Registrar in exchange for Outstanding Notes.
Section 9.06    Supplemental Indentures in Connection with a New Issuance of Notes. In connection with a redemption and new issuance pursuant to Sections 8.05 and 8.07 hereof, the Issuer, the Note Registrar and the Indenture Trustee may amend this Indenture without obtaining the consent of Noteholders or any other person in order to make any changes necessary or desirable in connection with the issuance of one or more classes of Notes.
ARTICLE X
MISCELLANEOUS

Section 10.01    [Reserved].
Section 10.02    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 10.03    Acts of Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

(a)    The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(b)    The ownership of Notes shall be proved by the Indenture Trustee.
(c)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 10.04    Notices etc., to Issuer and the Indenture Trustee. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:
(i)    the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid, addressed to the Indenture Trustee at U.S. Bank National Association, 190 LaSalle S. LaSalle Street, 7th Floor, MK-IL-SL7R, Chicago, Illinois 60603, Attn: Structured Finance - NYMT 2016-RP1, or such other address as may hereafter be furnished to the other parties hereto in writing. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer; or
(ii)    the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to: NYMT Residential 2016-RP1, LLC, 275 Madison Avenue, 32nd Floor, New York, New York 10016, Attention: Nathan Reese, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
Section 10.05    Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed (a) in the case of Book-Entry Notes, through the electronic facilities of the Depository and posted on the Indenture Trustee’s website and (b) in the case of Definitive Notes, in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice (including but not limited to making such notice available on the Indenture Trustee’s website) as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Section 10.06    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 10.07    Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents. All agreements of the Indenture Trustee in this Indenture shall bind its successors and agents.
Section 10.08    Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.09    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
Section 10.10    GOVERNING LAW. THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 10.11    Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 10.12    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
Section 10.13    Issuer, Indenture Trustee Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee set forth on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, any holder of a beneficial interest in the Issuer, the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Section 10.14    No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Issuer or the Participation Agent, or join in any institution against the Issuer or Participation Agent of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any Proceeding.
Section 10.15    Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law, rule, regulation or court proceeding (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 10.16    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.04 of this Indenture;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    to the extent permitted by applicable law, waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.
Section 10.17    Third Party Beneficiary. The Owner Trustee and the Custodian shall each be a third party beneficiary to this Indenture to the extent set forth herein.
Section 10.18    Recourse. Each Noteholder, by its acceptance of its Note, agrees that such Note represents a non-recourse obligation of the Issuer, and is payable solely from the Collateral.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

NYMT RESIDENTIAL 2016-RP1, LLC, as Issuer

By:	/s/ Nathan Reese
Name: Nathan Reese
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

STATE OF ______________)
) ss:
COUNTY OF ____________)
On this ___ day of _________, 2016, before me, a notary public in and for the State of ____________, personally appeared Nathan Reese, known to me who, being by me duly sworn, did depose and say that he is the Vice President of NYMT Residential 2016-RP1, LLC, a Delaware limited liability company, the party that executed the foregoing instrument.

Notary Public
My Commission Expires:

STATE OF ______________)
) ss:
COUNTY OF ____________)
On this ___ day of ________, 2016, before me, a notary public in and for the State of ____________, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that s/he is the __________ of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said association.

Notary Public
My Commission Expires:

APPENDIX A
DEFINITIONS
“Accepted Servicing Practices”: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with: (a) practices and procedures of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located (b) applicable law, (c) the terms of the Mortgage Note, the Mortgage and any other mortgage loan document, and (d) servicing practices that the Servicer customarily employs and exercises in servicing and administering mortgage loans of the same type as such Mortgage Loan for its own account (to the extent not conflicting with clauses (a) through (c) in this definition). With respect to any REO property, those REO management practices that are in accordance with: (i) practices and procedures of prudent mortgage banking institutions which manage, conserve, protect and operate other foreclosed mortgage loans of the same type as such REO property in the jurisdiction where the related REO property is located, and (ii) applicable law.
“Accrual Period”: With respect to each Payment Date (other than the initial Payment Date) and each Class of Notes, the period beginning from and including the previous Payment Date and ending on the day prior to such Payment Date and interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Accrual Period for the initial Payment Date and each Class of Notes will be the period beginning from and including the Closing Date and ending on the date prior to such initial Payment Date and interest will be calculated based on the actual number of days in such period, based on a 360-day year.
“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Annual Cap”: With respect to reimbursable expenses of the Indenture Trustee, the Custodian, the Owner Trustee, the Certificate Paying Agent or the Certificate Registrar or indemnification payments to the Indenture Trustee, the Custodian or the Owner Trustee from the assets of the Trust Estate, an aggregate amount equal to $300,000 for any calendar year; provided, however, (i) any expenses of the Indenture Trustee relating to a servicing transfer will not be subject to the Annual Cap, (ii) any Expenses (as defined in the Participation Trust Agreement) of an Indemnified Party (as defined in the Participation Trust Agreement) relating to Mortgage Loans held by the Participation Trust that are characterized as “high cost” loans under federal and/or state or local law will not be subject to the Annual Cap and (iii) any such expenses and payments in excess of the Annual Cap shall be paid, to the extent funds are available, pursuant to Section 3.03(a)(viii) (with respect to Pre-Credit Event Priority of Payments) and Section 3.03(b)(vii) (with respect to Post-Credit Event Priority of Payments) in the subsequent year or years (subject to the Annual Cap for such subsequent year or years) until paid in full.
“Available Funds”: With respect to any Payment Date or Redemption Date, (a) the sum, without duplication, of (i) all amounts applied to interest or principal from amounts collected

Appendix A-1

on the Mortgage Loans during the related Collection Period, including all full and partial principal prepayments, if any, on the Mortgage Loans, (ii) any Liquidation Proceeds with respect to the Mortgage Loans applied during the related Collection Period, net of the Servicer’s expenses, (iii) any Net Loan Sale Proceeds, Repurchase Prices or Subsequent Recoveries applied with respect to the Mortgage Loans during the related Collection Period and (iv) the Redemption Price or refinancing proceeds with respect to such date, less (b) without duplication, the Servicing Fee, Indenture Trustee Fee, the Owner Trustee Fee and any Custodial Fees for such Payment Date, amounts withdrawn from general collections on deposit in the Collection Account pursuant to Section 3.05 of the Servicing Agreement or the Payment Account pursuant to Section 3.18 of the Indenture in connection with the reimbursement of Servicing Advances, including any Capitalized Servicing Advance Amounts, and, subject to the Annual Cap in certain circumstances, certain other reimbursable expenses and indemnities for the transaction parties pursuant to the Indenture, the Participation Trust Agreement or as otherwise set forth in any Transaction Document.
“Available Funds Cap”: Each of the Class A Available Funds Cap and the Class M Available Funds Cap, as applicable.
“Bailee Agreement”: An agreement among the Issuer, the Taxable REIT Subsidiary, Indenture Trustee, the Custodian, the Participation Agent, the Servicer and a Loan Purchaser relating to a pool of Mortgage Loans to be sold substantially in the form attached as Exhibit 8 to the Custodial Agreement.
“Balloon Mortgage Loan”: A Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its maturity date.
“Balloon Payment”: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.
“Bankruptcy Code”: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.
“Beneficial Owner”: With respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).
“Benefit Plan”: Any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code ) that is subject to Section 4975 of the Code or an entity that is deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity.
“Book‑Entry Notes”: Notes, ownership and transfers of beneficial interests in which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.
“Business Day”: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed, a day on which banking

Appendix A-2

institutions in the State of New York, the State of California, the State of Minnesota, the State of Delaware, the State of Maryland or any state in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.
“Cap Carryover”: With respect to each Class of Notes and each Payment Date, an amount equal to the sum of (i) the excess, if any, of the applicable Interest Payment Amount for such Payment Date (calculated without regard to clause (ii) of the definition of Note Rate) over the amount in respect of interest actually paid on such Class of Notes for such Payment Date, (ii) any remaining unpaid Cap Carryover for such Class from prior Payment Dates and (iii) interest on such remaining Cap Carryover referred to in clause (ii) at the applicable Note Rate (without regard to clause (ii) of the definition thereof) for the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.
“Capitalized Advance Amount”: In connection with a modification of a Mortgage Loan (including, but not limited to, a modification of a Mortgage Loan under HAMP), the amount (such as accrued and unpaid interest and certain Servicing Advances) capitalized and added to the Unpaid Principal Balance of such Mortgage Loan in accordance with Accepted Servicing Practices and any applicable guideless (e.g. guidelines of HAMP). For the avoidance of doubt, no late charges due by a Mortgagor shall be added to the Unpaid Principal Balance of any Mortgage Loan.
“Certificate Paying Agent”: As defined in the Participation Trust Agreement.
“Certificate Registrar”: As defined in the Participation Trust Agreement.
“Class”: Any of the Class A or Class M Notes or, in connection with a new issuance of Notes pursuant to Section 8.07 of the Indenture, as set forth in the nomenclature of such Notes, as applicable.
“Class A Available Funds Cap”: With respect to any Payment Date, a per annum rate equal to twelve (12) (or, with respect to the initial Accrual Period, the quotient of 360 and the number of days in such Accrual Period) times the quotient of (i) the sum of (a) Available Funds for such Payment Date and (b) the amount on deposit in the Reserve Account for such Payment Date over (ii) the Note Amount of the Class A Notes immediately prior to such Payment Date or the Initial Note Amount for the Class A Notes for the first Payment Date.
“Class A Notes”: The Class A Notes in the forms attached as Exhibits A-1A through A-1C to the Indenture.
“Class M Available Funds Cap”: With respect to any Payment Date, a per annum rate equal to twelve (12) (or, with respect to the initial Accrual Period, the quotient of 360 and the actual number of days elapsed in such Accrual Period) times the quotient of (i) the difference between (a) Available Funds for such Payment Date and (b) the sum of (x) the Interest Payment Amount and any Cap Carryover amounts paid to the Class A Notes for such Payment Date and (y) any amounts deposited to the Reserve Account for such Payment Date over (ii) the Note Amount of the Class M Notes immediately prior to such Payment Date or the Initial Note Amount for the Class M Notes for the first Payment Date.

Appendix A-3

Class M Notes: The Class M Notes in the forms attached as Exhibits A-2A through A-2C to the Indenture.
“Clearstream”: Clearstream Banking and any successor thereto.
“Closing Date”: April 15, 2016.
“Code”: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto.
“Collateral”: The meaning specified in the Granting Clause of the Indenture.
“Collection Account”: The separate account or accounts, each of which shall be an Eligible Account, operated and maintained pursuant to Section 3.04 of the Servicing Agreement.
“Collection Period”: With respect to any Payment Date, the immediately preceding calendar month.
“Commission”: The Securities and Exchange Commission.
“Condemnation Proceeds”: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property or REO Property by exercise of the power of condemnation or the right of eminent domain.
“Corporate Trust Office”: With respect to the Indenture Trustee, the corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Indenture is conducted, which office at the date of the execution of this instrument is located at 190 S. LaSalle Street, 7th Floor, MK-IL-SL7R, Chicago, Illinois 60603, Attention: Structured Finance - NYMT 2016-RP1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer.
“Credit Event”: The failure of the Issuer to redeem the Notes in full by the Expected Redemption Date.
“Custodial Agreement”: The custodial agreement, dated April 15, 2016, among the Indenture Trustee, the Depositor, the Servicer, the Issuer, the Participation Agent and the Custodian, relating to the NYMT Residential 2016-RP1, LLC, Asset-Backed Notes, Series 2016-RP1.
“Custodial Fees”: The fees payable to the Custodian from amounts on deposit in the Payment Account as set forth on Schedule 3 to the Custodial Agreement.
“Custodian”: U.S. Bank National Association, and its successors and assigns.
“Cut‑off Date”: The close of business on February 29, 2016.
“Debt Enhancement Percentage”: As of any Payment Date, the quotient of (a) the aggregate Unpaid Principal Balance of the Mortgage Loans as of the last day of the related Collection

Appendix A-4

Period less the Note Amount of the Class A Notes, after taking into account all payments of principal on such Payment Date, over (b) the aggregate Unpaid Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.
“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except any such reduction resulting from a Deficient Valuation.
“Deferred Servicing Advance Amount”: In connection with a Servicer Modification of a Mortgage Loan after the Cut-off Date, the amount of Servicing Advances deferred without interest and payable by the related Mortgagor upon the earliest of (i) the maturity thereof, (ii) the sale of the related Mortgaged Property or (iii) payoff of such Mortgage Loan.
“Deficient Valuation”: With respect to any Mortgage Loan, the valuation that is established when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding Unpaid Principal Balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding Unpaid Principal Balance of a Mortgage Loan.
“Definitive Notes”: Notes as specified in Section 2.01(d) of the Indenture.
“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made prior to the Due Date immediately following the Due Date on which such Monthly Payment was due. With respect to any date of determination, determinations of delinquency shall be made on the close of business as of the last day of the prior calendar month. Mortgage Loans with Due Dates which are not the first of the month are treated for determination of delinquency status as if the Due Date was the first of the following month.
“Denomination”: With respect to any Note, the amount specified on the face of such Note representing the portion of the Initial Note Amount evidenced by such Note.
“Depositor”: NYMT Loan Financing, LLC, a Delaware limited liability company, or its successor in interest.
“Depository”: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.
“Depository Participant”: A Person for whom, from time to time, the Depository effects book‑entry transfers and pledges of securities deposited with the Depository.
“Designated Depository Institution”: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Appendix A-5

“Due Date”: With respect to each Mortgage Loan, the day of the calendar month on which each Monthly Payment is due on such Mortgage Loan (including the Balloon Payment with respect to a Balloon Mortgage Loan), exclusive of any days of grace.
“Eligible Account”: Any of: (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at the time any amounts are held on deposit therein in the highest or second highest short-term rating of any Rating Agency (or at least “A” (or the equivalent) if such institution has no short-term rating from any Rating Agency) (any such rating, a “Qualifying Rating”); provided, that following a downgrade, withdrawal or suspension of any such institution’s rating below the applicable Qualifying Rating, such account shall promptly (and in any case within not more than thirty (30) calendar days) be moved to another institution which has a Qualifying Rating, or to one or more segregated trust accounts as provided in clause (ii) of this definition; or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity subject to the regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations, Section 9.10(b), which has corporate trust powers acting in its fiduciary capacity.
Eligible Accounts may bear interest.
“Escrow Account”: The separate account or accounts, each of which shall be an Eligible Account, operated and maintained pursuant to Section 3.06 of the Servicing Agreement.
“Escrow Agent”: The Indenture in its capacity as escrow agent under any Escrow Agreement.
“Escrow Agreement”: The agreement between the Issuer, the Escrow Agent and a Loan Purchaser relating to a pool of Mortgage Loans, substantially in the form attached hereto as Exhibit D to the Indenture.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.
“Euroclear”: The Euroclear System and any successor thereto.
“Event of Default”: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)    a failure by the Issuer to pay the Interest Payment Amount on any Payment Date;

Appendix A-6

(ii)     the failure by the Issuer to pay the aggregate accrued Cap Carryover in full for the Class A Notes within two (2) years of the Payment Date on which such Class of Notes first accrued any portion of such aggregate accrued Cap Carryover;
(iii)    the failure by the Issuer to pay in full all interest (including any Cap Carryover), principal and fees due in respect of the Notes on the Stated Final Maturity Date, without regard to Available Funds;
(iv)    a default by the Issuer in the observance of any negative covenant in the Indenture or any representation or warranty made by the Issuer in the Indenture or in the Note or other writing delivered pursuant thereto having been incorrect as of the time made, which default or breach has a material adverse effect on the Noteholders, and the continuation of any such default for a period of thirty (30) days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% Percentage Interest of the Notes in the aggregate, as applicable;
(v)    there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding‑up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or
(vi)    there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.
“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Date”: The 40th day after the later of (i) commencement of the offering of the Class A Notes and (ii) the Closing Date.
“Expected Redemption Date”: The Payment Date in March 2019.
“Fannie Mae”: Fannie Mae (formally the Federal National Mortgage Association), or any successor thereto.
“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.
“Final Loan Sale Confirmation”: As defined in Section 8.06(d) of the Indenture.

Appendix A-7

“Financial Asset”: As specified in Section 8-102(a)(9) of the UCC.
“Freddie Mac”: Freddie Mac (formally the Federal Home Loan Mortgage Corporation), or any successor thereto.
“Grant”: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set‑off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“HAMP”: The U.S. Treasury’s Home Affordable Modification Program.
“Holder”: Noteholder.
“IAI”: An institutional investor meeting the requirements of 501(a)(1), (2), (3) or (7) of Regulation D.
“Indenture”: The indenture, dated April 15, 2016, between the Issuer and the Indenture Trustee, relating to the NYMT Residential 2016-RP1, LLC, Asset-Backed Notes, Series 2016-RP1.
“Indenture Termination Date”: The date on which the Indenture is satisfied and discharged in accordance with Section 4.10 of the Indenture.
“Indenture Trustee”: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.
“Indenture Trustee Fee”: With respect to each Payment Date and any Mortgage Loan, an amount equal to the one-twelfth of the product of (x) the Indenture Trustee Fee Rate and (y) the Unpaid Principal Balance of such Mortgage Loan as of the opening of business on the first day of the month preceding the month of the related Payment Date (subject to a minimum payment of $2,000 per month).
“Indenture Trustee Fee Rate”: 0.035% per annum.
“Independent”: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Participation Agent, the Seller, the Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any other obligor on the Notes, the Seller, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any other obligor on the Notes, the Participation Agent,

Appendix A-8

the Seller, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
“Initial Debt Enhancement Percentage”: The Initial Debt Enhancement Percentage will equal 37.24%.
“Initial Note Amount”: With respect to the Class A Notes, $177,500,000. With respect to the Class M Notes, $25,500,000.
“Insurance Proceeds”: Proceeds of any title policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or REO Property, required to be deposited in an Escrow Account or released to the Mortgagor in accordance with Accepted Servicing Practices.
“Interest Payment Amount”: With respect to each Class of Notes and each Payment Date (other than the initial Payment Date), an amount equal to one‑twelfth of the product of (i) the applicable Note Rate for the related Accrual Period and (ii) the applicable Note Amount immediately prior to such Payment Date. With respect to each Class of Notes and the initial Payment Date, an amount equal to the product of (x) the actual number of days from and including the Closing Date to but excluding the initial Payment Date divided by 360, (y) the applicable Note Rate for such Accrual Period and (z) the applicable Initial Note Amount.
“IRS”: The Internal Revenue Service.
“Issuer”: NYMT Residential 2016-RP1, LLC, a Delaware limited liability company, or its successor in interest.
“Issuer Membership Certificate”: The 100% membership interest in the Issuer.
“Issuer Request”: A written order or request signed by the Issuer.
“Lien”: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
“Liquidated Mortgage Loan”: Any (i) Delinquent or defaulted Mortgage Loan that was liquidated as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered and (ii) any Mortgage Loan or REO Property sold by the Taxable REIT Subsidiary.

Appendix A-9

“Liquidation Proceeds”: Amounts, including Net Loan Sale Proceeds, Net REO Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds resulting from a refinancing of Mortgage Loans, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise.
“Loan Purchaser”: The purchaser of a pool of Mortgage Loans.
“Loan Sale Conditions”: As defined in Section 8.06(a) of the Indenture.
“Monthly Payment”: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest (including any Balloon Payment) payable by a Mortgagor under the related Mortgage Note on each Due Date determined after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Servicemembers Civil Relief Act or similar state laws and (iii) any Servicer Modification, extension or forbearance agreement.
“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgaged Loan.
“Mortgage Asset Purchase Agreement”: The Mortgage Asset Purchase Agreement, dated April 15, 2016, between the Depositor and the Issuer.
“Mortgage File”: With respect to each Mortgage Loan, the items referred to in Exhibit 1 to the Mortgage Loan Sale Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to the Mortgage Loan Sale Agreement.
“Mortgage Interest Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.
“Mortgage Loan”: A seasoned, fixed- and adjustable-rate, fully-amortizing interest only and balloon, re-performing or performing mortgage loan secured by a first lien on a Mortgaged Property consisting of one-to four family residential properties, condominium units, cooperative shares, townhouses, manufactured homes and planned unit developments, transferred and assigned to the Depositor pursuant to the Mortgage Loan Sale Agreement and transferred and assigned to the Participation Agent pursuant to the Participation Agreement, as identified in the Mortgage Loan Schedule, and any related REO Property.
“Mortgage Loan Sale Agreement”: The Mortgage Loan Sale Agreement, dated April 15, 2016, between the Seller and the Depositor, and all amendments thereof and supplements thereto.
“Mortgage Loan Schedule”: With respect to any date, the schedule of Mortgage Loans held by the Custodian on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Schedule A to the Mortgage Loan Sale Agreement.

Appendix A-10

“Mortgage Note”: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.
“Mortgaged Property”: The underlying property securing a Mortgage Loan.
“Mortgagor”: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor in title to the Mortgaged Property.
“Net Loan Sale Proceeds”: With respect to any Mortgage Loans sold by the Taxable REIT Subsidiary, amounts received by the Issuer from the Taxable REIT Subsidiary, net of any expenses (including, but not limited to, brokerage fees, unreimbursed Servicing Advances and anticipated taxes), from sales of Mortgage Loans during the related Collection Period.
“Net REO Proceeds”: With respect to any REO Disposition, amounts received by the Issuer from the Taxable REIT Subsidiary, net of any expenses (including, but not limited to, brokerage fees, unreimbursed Servicing Advances and anticipated taxes), from sales of REO Properties.
“Note Amount”: With respect to any Class of Notes as of any Payment Date, the Initial Note Amount for such Class as reduced, but not below zero, by all amounts paid on previous Payment Dates on account of principal.
“Note Owner”: The Beneficial Owner of a Note.
“Note Rate”: With respect to each Accrual Period and each Class of Notes, a per annum rate equal to the lesser of (i) the applicable per annum rate set forth in the table below for such Notes and (ii) the applicable Available Funds Cap.

Class	Rate For Each Accrual Period Prior to a Credit Event	Rate For Each Accrual Period On or After a Credit Event But Prior to the One Year Anniversary of a Credit Event	Rate For Each Accrual Period On and After the One Year Anniversary of a Credit Event
Class A	4.00%	7.00%	8.00%
Class M	4.00%	7.00%	8.00%

“Noteholder”: The Person in whose name a Note is registered in the Note Register. A pledgee of a Note that has been pledged in good faith may be regarded as a Holder if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Note.
“Note Register”: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Appendix A-11

“Note Registrar”: Any note registrar appointed under the Indenture, which initially shall be U.S. Bank National Association.
“Notes”: The Issuer’s Asset-Backed Notes, Series 2016-RP1, in the forms attached as Exhibits A-1A through A-2C, or any new issuance of Notes issued pursuant to Section 8.07 of the Indenture.
“Officer’s Certificate”: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by the Issuer and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of the Issuer.
“Opinion of Counsel”: A written opinion of counsel, who may be counsel for the Issuer or the Indenture Trustee.
“Outstanding”: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:
(i)    Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and
(ii)    other than Notes issued in connection with a redemption and new issuance of Notes pursuant to Section 8.07 of the Indenture, Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.
“Outstanding Mortgage Loan”: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.
“Ownership Interest”: As to any Note, any ownership or security interest in such Note as the Holder thereof, Note Owner thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
“Owner Trustee”: With respect to the Participation Agent, the owner trustee appointed pursuant to the terms of the Participation Trust Agreement, not in its individual capacity but solely in its capacity as owner trustee thereunder.
“Owner Trustee Fee”: An initial annual fee of $16,000 payable on the Closing Date and thereafter, an annual fee of $16,000 payable from the Payment Account beginning in March 2017.
“Participation Agent”: NYMT Loan Trust 2016-RP1, a Delaware statutory trust.

Appendix A-12

“Participation Agreement”: The Participation Agreement, dated April 15, 2016, between the Participation Agent and the Depositor.
“Participation Certificate”: The certificate evidencing a 100% ownership interest in the Mortgage Loans issued pursuant to the Participation Agreement.
“Participation Trust Agreement”: The amended and restated trust agreement, dated April 15, 2016, among U.S. Bank Trust National Association, U.S. Bank National Association, New York Mortgage Trust, Inc. and the Depositor, as may be amended from time to time.
“Participation Trust”: The trust established under the Participation Trust Agreement.
“Payment Account”: The trust account or accounts created and maintained pursuant to Section 3.01 of the Indenture, which shall be denominated “Payment Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Holders of NYMT Residential 2016-RP1, LLC, Asset-Backed Notes, Series 2016-RP1.” The Payment Account shall be an Eligible Account.
“Payment Date”: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in April 2016.
“Percentage Interest”: With respect to (i) any Notes of a Class, the percentage obtained by dividing the aggregate Denomination of such Notes by the Initial Note Amount of such Class and (ii) Notes of more than one Class, the percentage obtained by dividing the aggregate Denomination of such Notes by the aggregate Initial Note Amount of such Classes.
“Permanent Regulation S Global Note”: As defined in Section 2.01(c) of the Indenture.
“Permitted Investments”: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders:
(i)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);
(ii)    federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Indenture Trustee or any agent of the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such

Appendix A-13

holding company or deposit institution, as the case may be) have been rated by any Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;
(iii)    repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by any Rating Agency in its highest short-term rating category;
(iv)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from any Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of any Rating Agency;
(v)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one hundred eighty (180) days after the date of issuance thereof, including U.S. subsidiaries of foreign depositories, the Indenture Trustee or any agent of the Indenture Trustee, acting in its commercial capacity), other than extendable commercial paper, rated by any Rating Agency in its highest short-term rating category;
(vi)    certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and
(vii)    any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by any Rating Agency. Such investments in this clause (vii) may include money market mutual funds or common trust funds, including any fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (1) the Indenture Trustee or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (2) the Indenture Trustee or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (3) services performed for such funds and pursuant to the Indenture may converge at any time;
provided, however, that no such instrument shall be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations;

Appendix A-14

and, provided, further, that such investment shall not be subject to withholding or deduction unless the issuer of such investment is required to gross-up such amounts.
“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Pre-Existing Servicing Advances”: Any amounts disbursed by the Servicer or a prior servicer with respect to the Mortgage Loans prior to the Cut-off Date that fall within the definition of “Servicing Advances” hereunder.
“Preliminary Loan Sale Request”: As defined in Section 8.06(c)(i) of the Indenture.
“Primary Mortgage Insurance Policy”: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any, or any replacement policy therefor.
“Principal Prepayment”: Any payment (whether partial or full) of principal on a Mortgage Loan which is applied in advance of its scheduled Due Date, which is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.
“PTCE”: Prohibited Transaction Class Exemption.
“QIB”: A “qualified institutional buyer” as defined in Rule 144A.
“Qualifying Debt Opinion”: An opinion of Alston & Bird LLP or another nationally recognized tax counsel experienced in such matters that any RR Retained Notes sold by the Issuer to an unrelated purchaser “will constitute indebtedness” for federal income tax purposes and such sale will not cause the Issuer to be subject to taxation, other than with respect to the Taxable REIT Subsidiary, as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Code that is taxable as a corporation, or a taxable mortgage pool within the meaning of Section 7701(i) of the Code that is taxable as a corporation.
“Rating Agency”: Any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.
“Realized Loss”: As to (i) any Liquidated Mortgage Loan, the Unpaid Principal Balance thereof less any Liquidation Proceeds thereon (net of fees, unreimbursed Servicing Advances and expenses of liquidation or sale) and any insurance proceeds from such Liquidated Mortgage Loan or the related Mortgaged Property which are applied to the Unpaid Principal Balance of such Liquidated Mortgage Loan and (ii) any Mortgage Loan, any amount of principal that the mortgagor is no longer legally required to pay (except for the extinguishment of debt that results

Appendix A-15

from the exercise of remedies due to default by the Mortgagor) including a Deficient Valuation, a Debt Service Reduction or a reduction of the Unpaid Principal Balance in connection with a Servicer Modification.
“Record Date”: With respect to any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.
“Redemption Date”: As defined in Section 8.05(a) of the Indenture.
“Redemption Price”: As defined in Section 8.05(a) of the Indenture.
“Registered”: When used with respect to any obligation or security, such security or obligation (a) was issued after July 18, 1984 and (b) is in registered form for purposes of the Code.
“Registered Holder”: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.
“Regulation D”: Regulation D promulgated under the Securities Act.
“Regulation S”: Regulation S promulgated under the Securities Act.
“Remittance Date”: The second Business Day prior to each Payment Date.
“REO Disposition”: The final sale by the Taxable REIT Subsidiary of any REO Property.
“REO Property”: Any Mortgaged Property acquired by the Taxable REIT Subsidiary through foreclosure or grant of a deed in lieu of foreclosure or other comparable conversion of the ownership of a Mortgage Loan.
“Repurchase Price”: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to the Mortgage Loan Sale Agreement, an amount equal to the sum of (i) the Unpaid Principal Balance for such Mortgage Loan as of the date of such repurchase, (ii) any unreimbursed Servicing Advances payable to the Servicer allocable to such Mortgage Loan, if any and (iii) expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.
“Required Credit Risk”: An eligible vertical interest in each security issued by the Issuer in the required amount of not less than 5% of each such security, to be retained by the Seller either directly or through an entity that it, directly or indirectly, majority controls, is majority controlled by, or is under common majority control with.
“Required Tax Opinion” means (i) with respect to any RR Retained Notes, a Qualifying Debt Opinion, (ii) with respect to any Class M Note being converted to a Rule 144A Global Note pursuant to Sections 2.01 and 4.02, a Qualifying Debt Opinion (but substituting the term ‘Class M Notes’ for the term ‘RR Retained Notes’ in the definition of ‘Qualifying Debt

Appendix A-16

Opinion’, and (iii) with respect to any Class M Note not being converted into a Rule 144A Global Note and only for so long as any Class A Note is outstanding for federal income tax purposes, an opinion of Alston & Bird LLP or another nationally recognized tax counsel experienced in such matters that any purported transfer or participation of all or any portion of the Class M Notes, or any pledge of the Class M Notes in connection with the issuance of any securities collateralized by all or any portion of the Class M Notes, to any Person (except an affiliate that is treated as a disregarded entity of the Seller for federal income tax purposes) will not cause the Issuer to be subject to taxation, other than with respect to the Taxable REIT Subsidiary, as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Code that is taxable as a corporation, or a taxable mortgage pool within the meaning of Section 7701(i) of the Code that is taxable as a corporation.
“Reserve Account”: The trust account or accounts created and maintained pursuant to Section 3.01 of the Indenture, which shall be denominated “Reserve Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Holders of the Class A Notes of NYMT Residential 2016-RP1, LLC, Asset-Backed Notes, Series 2016-RP1.” The Reserve Account shall be an Eligible Account.
“Reserve Account Required Amount”: As of any Payment Date prior to the occurrence of a Credit Event when the Note Amount of the Class A Notes is greater than zero, three months of interest on the then-current Note Amount of the Class A Notes prior to giving effect to any payments on such Payment Date at the Note Rate for the Class A Notes (without giving effect to the Class A Available Funds Cap).
“Responsible Officer”: With respect to the Indenture Trustee, any officer of the Indenture with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of the Indenture.
“RR Retained Notes”: The amount of Required Credit Risk with respect to the Class A Notes.
“Rule 144A”: Rule 144A promulgated under the Securities Act.
“Rule 144A Definitive Class M Note”: As defined in Section 2.01(d) of the Indenture.
“Rule 144A Definitive Notes”: As defined in Section 2.01(d) of the Indenture.
“Rule 144A Global Class M Note”: As defined in Section 2.01(d) of the Indenture.
“Rule 144A Global Note”: As defined in Section 2.01(b) of the Indenture.

Appendix A-17

“Securities Account”: An account to which a Financial Asset is or may be credited in accordance “with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.
“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Intermediary”: As specified in Section 8-102(a)(14) of the UCC.
“Security Certificate”: A certificate representing a security, including without limitation, the TRS Membership Certificate.
“Security Entitlement”: As specified in Section 8-102(a)(17) of the UCC.
“Security Instrument”: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.
“Seller”: New York Mortgage Trust, Inc. and its successors and assigns.
“Servicemembers Civil Relief Act”: The Servicemembers Civil Relief Act of 2003, as amended.
“Servicer”: Servis One, Inc. d/b/a BSI Financial Services, and its successors and assigns.
“Servicer Modification”: A modification to the terms of a Mortgage Loan, made in accordance with the terms of the Servicing Agreement.
“Servicing Advances”: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer after the Cut-off Date in the performance of its servicing obligations under the Servicing Agreement, including, but not limited to, (a) the cost of preservation, inspection, restoration, protection and repair of a Mortgaged Property or REO Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (b) the cost of any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (c) the cost of the conservation, management, sale and liquidation of any REO Property, (d) the cost of obtaining any legal documentation required to be included in the servicing file and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position or any lien on an REO Property that prevents the timely liquidation thereof) reasonably necessary for the Servicer to perform its obligations under the Servicing Agreement, (e) the cost of executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the related Mortgagor, (f) expenses incurred in connection with any loss mitigation program and (g) any fees and expenses incurred in connection with sales, refinancings or short refinancings of Mortgage Loans.

Appendix A-18

“Servicing Agreement”: The Securitization Servicing Agreement, dated April 15, 2016 among the Servicer, the Participation Agent, the Issuer, the Taxable REIT Subsidiary and the Indenture Trustee.
“Servicing Fee”: With respect to each Collection Period and any Mortgage Loan, an amount equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the Unpaid Principal Balance of such Mortgage Loan as of the opening of business on the first day of such Collection Period.
“Servicing Fee Rate”: With respect to any Mortgage Loan and any Collection Period, 0.75% per annum.
“Servicing Transfer Costs”: Any reasonable costs of the successor servicer incurred in connection with the transfer of servicing from the immediately preceding servicer, including without limitation any reasonable costs or expenses associated with the documentation of the assumption of servicing by the successor servicer, the complete transfer of all servicing data and the completion, correction and manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loan properly and effectively.
“Stated Final Maturity Date”: The Payment Date in March 2021.
“Subsequent Recoveries”: Any amount (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) received on a Mortgage Loan or REO Property subsequent to such Mortgage Loan or REO Property, as the case may be, being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.
“Taxable REIT Subsidiary”: NYMT Residential Tax 2016-RP1, LLC or its successor in interest.
“Temporary Regulation S Global Note”: As defined in Section 2.01(c) of the Indenture.
“Trade Confirmation”: As defined in Section 8.06(d) of the Indenture.
“Transaction Documents”: The Indenture, the Servicing Agreement, the Mortgage Loan Sale Agreement, the Mortgage Asset Purchase Agreement, the Participation Agreement, the Custodial Agreement, the Issuer’s operating agreement and the other documents and certificates delivered in connection with any of the above.
“Treasury Regulations”: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“TRS Membership Certificate”: The 100% membership interest in the Taxable REIT Subsidiary.

Appendix A-19

“Trust Estate”: The meaning specified in the Granting Clause of the Indenture.
“UCC”: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.
“Unpaid Principal Balance”: With respect to each (a) Mortgage Loan and any date of determination, the principal balance of such Mortgage Loan at its origination, less (x) the sum of (i) all collections and other amounts credited against the principal balance of such Mortgage Loan prior to such date of determination, (ii) any principal reduction resulting from a Deficient Valuation prior to such date of determination and (iii) any principal forgiveness resulting from a Servicer Modification prior to such date of determination plus (y) any Capitalized Advance Amounts and (b) REO Property and any date of determination, the principal balance of the related Mortgage Loan immediately prior to the date such REO Property was acquired less the sum of all collections and other amounts credited against such principal balance prior to such date of determination. The Unpaid Principal Balance of a Mortgage Loan includes any deferred principal balance created in connection with a principal deferral modification or extension of the related Due Date but does not include any Deferred Servicing Advance Amounts created in connection with a Servicer Modification.

Appendix A-20